UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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5875 LANDERBROOK DRIVE, SUITE 220
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc. (the "Company") will be held on Wednesday, May 19, 2021 at 11:00 a.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:
1.To elect twelve Directors, each for a term of one year and until their respective successors are duly elected and qualified;
2.To approve NACCO Industries, Inc.’s Amended and Restated Long-Term Incentive Compensation Plan;
3.To approve NACCO Industries, Inc.’s Amended and Restated Non-Employee Directors’ Equity Compensation Plan;
4.    To approve, on an advisory basis, the Company's Named Executive Officer compensation;
5.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
6.    To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 24, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2021 proxy statement and proxy card are being mailed to stockholders commencing on or about March 31, 2021.

John D. Neumann
Secretary
March 31, 2021

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2020 is being mailed to stockholders with the 2021 Proxy Statement. The 2020 Annual Report contains financial and other information about the Company, but is not incorporated into the 2021 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 19, 2021: The 2021 Proxy Statement and 2020 Annual Report are available, free of charge, at https://ir.nacco.com/home by clicking on the "2021 Annual Meeting Materials" link.

5875 LANDERBROOK DRIVE, SUITE 220
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 31, 2021
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company," "NACCO," "we," "our" or "us"), of proxies to be used at the annual meeting of our stockholders to be held on May 19, 2021 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 31, 2021.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

Proposal	Description	Board Vote Recommendation	Page Reference for More Detail
1	Election of twelve Director nominees named in this Proxy Statement	FOR	33
2	Approval of NACCO Industries, Inc.’s Amended and Restated Long-Term Incentive Compensation Plan	FOR	39
3	Approval of NACCO Industries, Inc.’s Amended and Restated Non-Employee Directors’ Equity Compensation Plan	FOR	44
4	Approval, on an advisory basis, of the Company's Named Executive Officer compensation	FOR	47
5	The ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2021	FOR	49
N/A	Any other matters properly brought before the Board	As recommended by the Board or, if no recommendation is given, in the proxy holders' own discretion	N/A
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later-dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 24, 2021 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,570,362 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), entitled to vote at the Annual Meeting and 1,566,843 outstanding shares of Class B Common Stock, par value $1.00 per share ("Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the twelve directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspector of election appointed by the Board for the Annual Meeting will determine the presence of a quorum and tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspector of election intends to (1) treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting and (2) treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
Proposal 1 is to elect twelve Directors, each for a term of one year and until their respective successors are duly elected and qualified. Our Bylaws provide that our Directors are elected by a plurality vote. Shares for which authority is withheld to vote for Director nominees and broker non-votes will have no effect on the election of Directors except to the extent the failure to vote for a Director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the twelve Director nominees receiving the greatest number of votes will be elected Directors.
Proposal 2 is to approve NACCO Industries, Inc.'s Amended and Restated Executive Long-Term Incentive Compensation Plan.
Proposal 3 is to approve NACCO Industries, Inc.'s Amended and Restated Non-Employee Directors' Equity Compensation Plan. The New York Stock Exchange ("NYSE") listing standards require the affirmative vote of a majority of votes cast to approve Proposals 2 and 3. For purposes of approval under the NYSE listing standards, abstentions will be treated as votes cast, so any abstentions for Proposals 2 and 3 will have the same effect as a vote against Proposals 2 and 3, respectively. Broker non-votes, however, will not be treated as votes cast, so broker non-votes will not affect the outcome of Proposals 2 and 3 for purposes of approval under the NYSE listing standards.

Proposal 4 is an advisory vote on the Company's Named Executive Officer compensation. We will consider the affirmative vote of the holders of a majority of the votes cast as approval of Proposal 4. Although Proposal 4 is non-binding, the advisory vote allows our stockholders to express their opinions regarding our executive compensation. Abstentions and broker non-votes will not be treated as votes cast, so they will not affect the outcome of Proposal 4.

In accordance with our Bylaws, the affirmative vote of the holders of a majority of the votes cast is required to approve all other proposals that are brought before the Annual Meeting, including Proposal 5. As a result, abstentions will not be treated as votes cast so will not affect the outcome of Proposal 5. Because the ratification of the appointment of the independent auditor is considered a "routine" matter under the NYSE rules, there will be no broker non-votes with respect to Proposal 5. Abstentions and broker non-votes with respect to any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
We are not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this Proxy Statement. If any matters other than those shown on the proxy card are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares represented by such proxy card.

In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART I - CORPORATE GOVERNANCE INFORMATION

About NACCO

NACCO, through a portfolio of mining and natural resources businesses, operates under three business segments: Coal Mining, North American Mining ("NAMining") and Minerals Management. The Coal Mining segment operates surface coal mines under long-term contracts with power generation companies and an activated carbon producer pursuant to a service-based business model. The NAMining segment provides value-added contract mining and other services for producers of aggregates, lithium and other minerals. The Minerals Management segment acquires and promotes the development of oil, gas and coal mineral interests, generating income primarily from royalty-based lease payments from third parties. In addition, the Company has a business providing stream and wetland mitigation solutions.
The Company has items not directly attributable to a reportable segment which are not included as part of the measurement of segment operating profit, which are primarily administrative costs related to public company reporting requirements at the parent company and the financial results of Mitigation Resources of North America® (“MRNA”) and Bellaire Corporation
(“Bellaire”). MRNA generates and sells stream and wetland mitigation credits (known as mitigation banking) and provides services to those engaged in permittee-responsible stream and wetland mitigation. Bellaire manages long-term liabilities related to former eastern U.S. underground mining activities.
NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913.
The Company has continued to operate as an essential business during the COVID-19 pandemic because it supports critical infrastructure industries. The extent to which the COVID-19 pandemic impacts the Company going forward will depend on numerous factors and future developments that remain uncertain.

Corporate Responsibility

Since 1913, our Company and our people have been focused on creating long-term value while meeting the needs of our various stakeholders – our employees, communities, customers, vendors and investors. While our core competencies are in mining and natural resources management, our business is about people. We believe our good corporate governance practices enable us to provide significant value to all stakeholders. Our approach to environmental, social and governance (“ESG”) matters is evidenced through our commitment to people, safety, environmental responsibility and the communities in which we operate.

Our Board has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families, we may be viewed as a “controlled company,” as defined in Section 303A of the NYSE listing standards. Under the listing standards of the NYSE, a controlled company is not required to comply with certain corporate governance requirements, including the requirements to have a majority of independent directors and a nominating and corporate governance committee and a compensation committee composed entirely of independent directors with written charters and annual performance evaluations for each committee.

Although NACCO may be viewed as a controlled company, our Board evaluates its governance practices annually and has elected not to make use of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, a majority of the members of our Board are independent, as described in the NYSE listing standards. Our Compensation Committee, Audit Review Committee and Nominating and Corporate Governance ("NCG") Committee are all composed entirely of independent directors. Each committee has a written charter that describes the purpose and responsibilities of the committee, and each committee conducts an annual evaluation of its performance based on the responsibilities set forth in their respective charter.

The Board sets the tone for our Company and it has implemented strong governance practices. Our Board represents a balance of longer-tenured members with in-depth knowledge of our business, and newer members who bring valuable additional attributes, skills and experience. This combination results in a well-balanced membership that combines a diversity of experience, skill and intellect in order to enable the Company to pursue its strategic objectives. Corporate governance is an important part of our ESG strategy. We believe that good corporate governance provides a strong foundation for ESG matters and is essential to the long-term success of the Company.

In 2020, we established an employee-led ESG Advisory Group, which is responsible for providing valuable input on our corporate social responsibility and environmental sustainability initiatives. This advisory group meets regularly to evaluate and share relevant information regarding ESG practices and progress. In addition, the ESG Advisory Group provides input for our ESG disclosures, including the ESG/Human Capital Management ("HCM") summaries included in the Company’s Form 10-K and this Proxy Statement. Our leadership recognizes the importance of these responsibilities and supports NACCO’s ESG initiatives.

Furthermore, in 2020, we undertook an initial first-step designed to benchmark our ESG efforts and help further inform our future direction and priorities. Our areas of focus include (1) People, (2) Safety, (3) Community, (4) Environmental Stewardship and (5) COVID-19 response. We will continue to evolve our ESG disclosures to provide increased visibility into these areas of focus:

•People
◦We work to treat everyone fairly, with dignity and respect, instilling this commitment in our Code of Conduct, onboarding materials, employee meetings and training.
◦We work to provide a safe and healthy environment for all employees, with an atmosphere conducive to open communication.
◦We provide developmental opportunities for employees through onsite training, a virtual training portal and support of continuing education through a tuition reimbursement plan.
◦We provide a comprehensive and competitive benefits package that supports the health and financial wellness of our employees. Some common features offered to our employees in 2020 included the following:
▪Medical, dental and vision benefits for employee, spouse and dependents;
▪Flexible spending accounts for both healthcare and dependent care;
▪Health savings accounts and health reimbursement accounts, both of which receive a company contribution;
▪Profit sharing contributions to a 401(k) retirement savings program with immediately-vested company matching contributions;
▪Paid vacation and holidays;
▪Parental leave;
▪Short-term and long-term disability benefits;
▪Wellness incentives for employees;
▪Life and AD&D insurance benefits; and
▪Employee assistance program
•Safety
◦The National Mining Association ranks us as an industry leader in safety, and we are proud to have earned more than 100 safety awards at the state and national levels.
◦We contribute to industry-wide efforts to share best practices through our participation in and support of safety and health organizations and conferences, such as the Rocky Mountain Coal Mining Institute’s Mine Rescue program, the South Central Joint Mine Health and Safety Conference and the Southeast Mine Safety and Health Conference.
◦We continue to strive for zero lost-time accidents and zero reportable injuries. Five of our mine sites completed 2020 with no lost-time accidents.
•Community
◦We match qualifying employee contributions to charitable organizations, up to $5,000 per employee.
◦We focus our philanthropic efforts on three primary areas: education, arts and culture and civic organizations.
◦We provide local support in the communities where we operate by supporting employee volunteerism, as well as providing financial charitable contributions and well-paying jobs.
•Environmental Stewardship
◦We have built upon our land, stream and wetland restoration skills and reputation to create a new business that provides stream and wetland mitigation solutions. This business, MRNA, provides us an opportunity for growth and diversification while improving the environment by remediating impaired streams and wetlands and preserving them for future generations through conservation easements that prohibit their future disturbance.
◦We put our environmental philosophy into action, aiming to restore mined land to a better condition than we found it. We received four mining and reclamation awards in 2020:
▪The U.S. Office of the Interior’s Office of Surface Mining Reclamation and Enforcement awarded the Excellence in Surface Coal Mining Reclamation Award to the Bisti Fuels’ mine.

•The National Association of State Land Reclamationists awarded its Mined Land Reclamation Award to Demery Resources, recognizing the exemplary concurrent reclamation work at the Five Forks Mine.
•The Interstate Mining Commission recognized Bisti Fuels with the National Mineral Education Award.
•The North Dakota Public Commission awarded the Excellence in Surface Coal Mining and Reclamation Award to Coteau Properties’ Freedom Mine for its efforts to protect and preserve an important cultural site for Native American History.
•COVID-19 Response
◦We enacted measures to ensure a safe environment for our employees in response to COVID-19 by implementing Centers for Disease Control and Prevention recommended safety protocols at our locations, while continuing our safety culture which empowers employees to correct potentially hazardous conditions.
◦Each of the Company’s locations maintain Business Impact, Business Continuity and Disaster Recovery Plans, which proved useful in connection with our proactive response to the COVID-19 pandemic.

We recognize that as an operator in the natural resources industry, environmentally and socially responsible business practices go hand-in-hand with generating value for our stakeholders. Our commitment to corporate responsibility enriches the communities in which we operate and strengthens our relationships with our employees, customers and other stakeholders, contributing to the long-term success of our business.

Additional information regarding the Company's corporate governance practices are available on our website at https://ir.nacco.com/leadership-and-governance.

Code of Conduct

    We have adopted a Code of Corporate Conduct that applies to all of our Directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO and NACoal. We have also adopted Corporate Governance Guidelines that provide a framework for the conduct of our Board. The Code of Corporate Conduct, the Corporate Governance Guidelines and our Independence Standards for Directors, as well as the charters of the committees of our Board, are available free of charge on our website at https://ir.nacco.com/leadership-and-governance.

All of our Directors and employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct.

Leadership Development and Succession Planning

Developing leaders who will successfully lead our Company into the future is one of our Board's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the Chief Executive Officer ("CEO") of the Company and each of his direct reports. With the assistance of the CEO, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Hedging and Speculative Trading Policies and Limited Trading Windows

The Company prohibits officers and Directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or Director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or Director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.

As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to Directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions), hedged or pledged. Directors and the most senior management employees of the Company are required to hold restricted shares for ten years while less senior management employees of the Company are required to hold restricted shares for periods of either three years or five years. The Company does not have a policy preventing employees, including executive officers and senior managers, or Directors from pledging shares of non-restricted Class A Common or Class B Common.

Board Composition
    Our Board currently consists of twelve Directors. Directors are elected at each annual meeting to serve for one-year terms and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, an event that the Board has no reason to believe will occur, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the Annual Meeting. Biographical information and qualifications of our Directors are included under "Proposal 1 - Election of Directors" beginning on page 33.

Board Leadership Structure and Risk Management

The Company's roles of Chairman and CEO are separated, enabling J.C. Butler, Jr., our President and CEO, to focus on managing the Company and Alfred M. Rankin, Jr., our non-executive Chairman, to devote his time and attention to matters of Board oversight and governance. The Board believes that Mr. Rankin, the Company's former President and CEO, possesses unique in-depth knowledge of the issues, opportunities and challenges facing the Company. Because of this knowledge and insight, the Board believes that Mr. Rankin is in a strong position to identify effective strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, Mr. Rankin is able to:
•focus our Board on the most significant strategic goals and risks of the Company;
•utilize the individual qualifications, skills and experience of the other members of the Board to maximize their contributions to our Board;
•ensure that each other Board member has sufficient knowledge and understanding of our business to enable such other member to make informed judgments;
•facilitate the flow of information between our Board and our management; and
•provide the perspective of a long-term stockholder.
This Board leadership structure also enhances the effectiveness of the NACoal Board of Directors, which has a parallel structure to the Company's Board and provides oversight at the strategic and operational level. Each Director who serves on our Board is also a member of the NACoal Board of Directors. Our Chairman also serves as the Chairman of the NACoal Board of Directors, which provides a common and consistent presence that enables the NACoal Board of Directors to function effectively and efficiently. We do not assign a lead independent Director, but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management Directors.
The Board oversees our risk management. The full Board regularly reviews information provided by management to oversee our risk identification, risk management and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks and our NCG Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on their discussions of the applicable risks to the full Board during Board meetings. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees

Our Board held seven meetings in 2020. In 2020, all of our current Directors attended more than ninety percent (90%) of the meetings held by our Board and by the committees on which they served. We hold a regularly scheduled meeting of our Board in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our Directors, as of the date of our 2020 annual meeting of stockholders, attended our 2020 annual meeting of stockholders.
In accordance with NYSE rules, our non-management Directors are scheduled to meet in an executive session, without management, at least once a year. The Chairman of the Compensation Committee typically presides at such meetings. Additional meetings of the non-management Directors may be scheduled when the non-management Directors believe such meetings are desirable. The determination of which Director should preside at any such additional meetings will be made based on the subject matter to be discussed at each such meeting.
Our Board has established the following standing committees: an Audit Review Committee, a Compensation Committee, an NCG Committee and an Executive Committee. The current members of each committee and the number of meetings held in 2020 are shown below:

Director	Audit Review	Compensation	NCG	Executive
J.C. Butler, Jr.				X
John S. Dalrymple, III	X		X
John P. Jumper	X	X	Chair	X
Dennis W. LaBarre	X	X	X	X
Michael S. Miller	X	Chair	X	X
Richard de J. Osborne	Chair	X	X	X
Alfred M. Rankin, Jr.				Chair
Matthew M. Rankin
Roger F. Rankin
Lori J. Robinson	X		X
Robert S. Shapard	X	X
Britton T. Taplin
2020 Meetings	7	4	3	0
Audit Review Committee. The Audit Review Committee has responsibilities in its charter with respect to:
•the quality and integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the adequacy of our internal controls;
•our policies to monitor and control our major financial risk exposures;
•the qualifications, independence, selection, compensation and retention of our independent registered public accounting firm;
•the performance of our internal audit department and independent registered public accounting firm;
•assisting our Board and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and
•preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board has determined that:
•Messrs. Osborne, Miller and Shapard qualify as audit committee financial experts as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC");

•each member of the Audit Review Committee is independent, as defined by the SEC and described in the listing standards of the NYSE; and
•each member of the Audit Review Committee is financially literate as described in the NYSE listing standards.
Compensation Committee. The Compensation Committee has responsibilities in its charter with respect to the administration of our policies for compensating our employees, including our executive officers, senior managers and Directors. Among other things, these responsibilities include:
•the review and approval of corporate goals and objectives relevant to compensation;
•the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;
•the determination and approval of CEO, other executive officer and senior manager compensation levels;
•the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;
•the making of recommendations to our Board, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including equity-based plans and other incentive plans;
•the periodic review of Board compensation; and
•the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
The Compensation Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our executive officers and senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under "Compensation Consultants" on page 13. The Board has determined that each member of the Compensation Committee is independent, as defined in the SEC rules and described in the NYSE listing standards.
Nominating and Corporate Governance Committee. Among other things, the NCG Committee's responsibilities contained in its charter include:
•the review and making of recommendations to our Board regarding the criteria for membership on our Board;
•the review and making of recommendations to our Board regarding the optimal number and qualifications of Directors believed to be desirable;
•the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;
•the identification and making of recommendations to our Board of specific candidates for membership on our Board; and
•oversight of an annual review of our Board.
The NCG Committee will consider Director candidates recommended by our stockholders. See "Procedures for Submission and Consideration of Director Candidates" on page 35. The NCG Committee is also responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Corporate Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board and management; overseeing education of the Board; and annually reporting to the Board the NCG Committee's assessment of our Board's performance. The Board has determined that each member of the NCG Committee is independent, as described in the NYSE listing standards. The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr. and J.C. Butler, Jr., regarding the composition of our Board.
Executive Committee. The Executive Committee may exercise all of the powers of our Board over the management and control of our business during the intervals between meetings of our Board.

Directors' Independence

As our Board has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies, a majority of the members of our Board are independent, as described in the NYSE listing standards, and our Compensation Committee, Audit Review Committee and NCG Committee are composed entirely of independent Directors. In making a determination as to the independence of our Directors, our Board considered Section 303A of the NYSE listing standards and broadly considered the materiality of each Director's relationship with us. Based on this criteria, our Board has determined that the following current Directors are independent:

John S. Dalrymple, III	Matthew M. Rankin
John P. Jumper	Lori J. Robinson
Dennis W. LaBarre	Robert S. Shapard
Michael S. Miller	Britton T. Taplin
Richard de J. Osborne
Our Board also determined that Timothy K. Light, who retired from the Board on August 21, 2020, was independent during his period of service in 2020.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our Compensation Committee.

Review and Approval of Related-Person Transactions

J.C. Butler, Jr., our current President and CEO, is the son-in-law of Alfred M. Rankin, Jr., our current non-executive Chairman. Mr. Roger F. Rankin, one of our Directors in 2020, is the brother of Alfred M. Rankin, Jr. In 2020, Mr. Alfred Rankin received $1,637,120 in total compensation from us (as shown on the Director Compensation Table on page 37), Mr. Butler received $2,583,732 in total compensation from us (as shown on the Summary Compensation Table on page 26) and Mr. Roger Rankin received $142,249 in total compensation from us (as shown on the Director Compensation Table on page 37).
The Audit Review Committee reviews all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the Directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee to determine whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee considers:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person and to us;
•whether the transaction would impair the judgment of a Director or executive officer to act in our best interest; and
•any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such Director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communications With Directors

Our stockholders and other interested parties may communicate with our Board as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. Copies of all communications will be provided to all other Directors. However, any communications that are considered improper for submission will not be provided to the Directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business or communications that relate to improper or irrelevant topics.

Audit Matters

Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services, limited tax services, and other pre-approved services will be performed by EY, our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2020, the Audit Review Committee authorized us to engage EY for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments periodically at meetings of the Audit Review Committee. The Audit Review Committee has considered whether the providing of non-audit services to us by EY is compatible with maintaining its independence. In addition, we have adopted a policy to limit the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2019	2020
Audit Fees (1)	$2.0	$2.0
Audit-Related Fees (2)	$0.1	$0.1
Tax Fees (3)	$0.0	$0.0
All Other Fees (4)	$0.0	$0.1
Total	$2.1	$2.2

(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" include assurance and related services rendered by EY for accounting advisory matters.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2019 and 2020.
(4) Non-audit related fees that were billed for projects and services provided by EY. No other services were performed by EY for us in 2019. During 2020, EY performed permissible internal audit and cybersecurity advisory services for the Company that were de minimis.
Report of the Audit Review Committee
    The Audit Review Committee oversees our financial reporting process on behalf of the Board. The Audit Review Committee is comprised solely of independent Directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed on page 7 and the Audit Review Committee's charter is available at www.nacco.com. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.

    The Audit Review Committee reviewed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm's independence from Company management and the Company, including the matters in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with EY's independence. The Audit Review Committee also reviewed and discussed together with management and EY the Company's audited financial statements for the year ended December 31, 2020, and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and EY's audit of internal control over financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board, and the Board has approved, that the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed by the Company with the SEC.

RICHARD DE J. OSBORNE, Chairman
        JOHN S. DALRYMPLE, III            JOHN P. JUMPER
        DENNIS W. LABARRE                 MICHAEL S. MILLER
LORI J. ROBINSON ROBERT S. SHAPARD

PART II - EXECUTIVE COMPENSATION INFORMATION
The material elements of our 2020 compensation objectives and policies as they relate to the Named Executive Officers (the "NEOs") listed in the Summary Compensation Table on page 26 are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.
    The Company has continued to operate as an essential business during the COVID-19 pandemic because it supports critical infrastructure industries. The Company did not make significant changes to the performance metrics for either the short-term incentive plan or the long-term incentive plan. However, as discussed in more detail on page 18, the Company made adjustments to account for incremental costs for vacation payouts that would not normally occur under the Company's policies and certain telehealth benefits that were adopted because of COVID-19.

For 2020, the Company qualifies as a smaller reporting company under the SEC's amended definition of "smaller reporting company." The Company has, nonetheless, chosen to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, the Company is disclosing compensation for only three NEOs and is disclosing only two years of compensation data in the Summary Compensation Table, consistent with the disclosure requirements applicable for smaller reporting companies.

Summary of our Executive Compensation Program
    Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2020 annual meeting of stockholders, NACCO again received strong support for our compensation program with approximately 98% of the votes cast approving our advisory vote on Named Executive Officer compensation. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and a long-term basis. In 2020, over 72% of Mr. Butler's target compensation was incentive-based and "at risk" and, as a group, over 50% of the other NEOs' target compensation was incentive-based and "at risk." (See table on page 15.) In addition, the long-term awards for Messrs. Butler, Dewing and Neumann were paid in the form of restricted shares of Class A Common which, as described in more detail on pages 20-22, are generally subject to transfer restrictions for a period of up to ten years. The value of these restricted stock awards continues to be at risk based on future Company performance and continues to align the interests of these NEOs with those of our stockholders.
Other key features of our executive compensation program include:

What We Do
Equity compensation awards for Directors and senior management generally must be held for up to ten years - stock awards cannot be pledged, hedged or transferred during this time.
We provide limited change in control protections for all employees that (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of any change in control.
We provide a modest level of perquisites for certain key executives, the majority of which are paid in cash, that are determined based on market reasonableness.
We use an independent compensation consultant who does not perform any other work for the Company.
We set our target compensation at the 50th percentile of our chosen benchmark and deliver compensation above or below this level based on performance.

What We Do Not Do
We do not provide our NEOs with employment or severance agreements or individual change in control agreements.
We do not provide any tax gross-ups except for service awards, certain relocation expenses, and in two non-qualified retirement plans that were frozen in 2007 and terminated in 2018 with benefits distributed in 2020.
We do not provide our NEOs any minimum or guaranteed bonuses.
We do not take into account our long-term awards when determining our retirement benefits.
We do not have any active defined benefit plans for non-union employees and only gave one NEO credit for time worked under our frozen pension plans.

Compensation Discussion and Analysis

Executive Compensation Governance
The Compensation Committee establishes and oversees the administration of our policies for compensating our employees, including our NEOs. The members of the Compensation Committee consist solely of independent Directors. The Compensation Committee's responsibilities are listed on page 8.
Named Executive Officers for 2020
    The NEOs for 2020 are as follows:

Name and Title	Employer
J.C. Butler, Jr. - President and CEO of NACCO and NACoal	NACCO
Carroll L. Dewing - Vice President - Operations of NACoal	NACoal
John D. Neumann - Vice President, General Counsel and Secretary of NACCO and NACoal	NACoal

Compensation Consultants
The Compensation Committee receives assistance and advice from Korn Ferry, an internationally recognized compensation consulting firm. Korn Ferry is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our Directors and senior management employees, including the NEOs. For 2020, Korn Ferry was engaged to make recommendations regarding:
•Director compensation levels;
•2020 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for senior management positions;
•2020 salary midpoints and/or range movement for all other employee positions; and
•Mid-year salary point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions.
All salary point recommendations are determined by Korn Ferry through the consistent application of the Korn Ferry salary point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
    Representatives of Korn Ferry attended one of the Compensation Committee meetings in 2020 and, during that meeting, consulted with the Compensation Committee in executive session without management present. Korn Ferry also provided limited non-executive compensation consulting services to the Company in 2020. The Compensation Committee considered and assessed all relevant factors, including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act"), that could give rise to a potential conflict of interest with respect to Korn Ferry. Based on this review, the Compensation Committee assessed the independence of Korn Ferry and is not aware of any conflict of interest that has been raised by the work performed by Korn Ferry.

Korn Ferry's General Industry Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed Korn Ferry to use its proprietary survey of a broad group of domestic industrial organizations ranging in size from approximately $500 million to approximately $1 billion in annual revenues (the "General Industry survey"). The Compensation Committee then directed Korn Ferry to exclude retail and finance segments from the data results. For 2020, participants in the General Industry survey included 439 parent organizations and 1,681 independent operating units that satisfied the Korn Ferry's quality assurance controls and represented almost all segments of industry, excluding retail and finance segments.

The Compensation Committee chose this survey as its benchmark for the following reasons:

•It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit;
•The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year; and
•It provides a competitive framework for recruiting employees from outside our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industry survey. The Compensation Committee directs Korn Ferry to derive a median salary level for each salary point level targeted at the 50th percentile of the General Industry survey (the "salary midpoint"). The Compensation Committee sets target compensation levels at (or slightly above or below) the salary midpoint determined by Korn Ferry because it believes that the use of salary midpoints (i) helps to ensure our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees.
    Because salary midpoints are based on each salary point level, all of the employees at a particular salary point level generally have the same salary midpoint. The salary midpoints provided by Korn Ferry are then used to calculate the total target compensation of all senior management employees, including the NEOs.
Compensation Policy and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the subsidiary or business unit for which the employee performs services. The primary objectives of our compensation program are to:

•Attract, retain and motivate talented management;
•Reward management with competitive compensation for achievement of specific corporate and individual goals;
•Make management long-term stakeholders in the Company;
•Help ensure that management's interests are closely aligned with those of our stockholders; and
•Maintain consistency in compensation among all of the Company's subsidiaries or business units.
    The Compensation Committee establishes a comprehensively defined "target total compensation" amount for each senior management employee following rigorous evaluation standards that help to ensure internal equity. In this process, the Compensation Committee reviews "tally sheets" for the NEOs and other senior management employees that list each employee's title, salary points and the following information for the current year, as well as that being proposed for the subsequent year:

•Salary midpoint, as determined by Korn Ferry from the General Industry survey;
•Cash in lieu of perquisites (if applicable);
•Short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from Korn Ferry, for each salary grade);
•Long-term incentive target dollar amount (determined in the same manner as the short-term incentive target);
•Target total compensation, which is the sum of the foregoing amounts; and

•Base salary (a defined amount derived from the salary midpoint).

    In November 2019, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2020 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2020, except to reduce Mr. Butler's long-term incentive target from 170% to 160%.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. While the Compensation Committee determines the salary midpoint based on the information provided from the General Industry survey, it generally sets base salary levels between 80% and 120% of salary midpoint. The Compensation Committee also obtains the total target incentive compensation amounts from the General Industry survey but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
    The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the Compensation Committee for 2020:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($) (1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($) (2)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
J.C. Butler, Jr.	$759,100	26%	$35,000	1%	$683,190	24%	$1,396,744	49%	$2,874,034
Carroll L. Dewing	$357,900	47%	$16,000	2%	$161,055	21%	$226,372	30%	$761,327
John D. Neumann	$337,800	48%	$16,000	2%	$152,010	22%	$194,235	28%	$700,045
(1)In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees, including our NEOs, are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2020 were approved by the Compensation Committee in November 2019 based on a triennial analysis performed by Korn Ferry in August 2017, at which time the Compensation Committee decided not to change the amounts. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each senior management employee, based on salary point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.
(2)The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of NACCO Industries, Inc.'s Executive Long-Term Incentive Compensation Plan ("Long-Term Equity Plan") awards.
    Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) a qualified defined contribution plan and (ii) a nonqualified defined contribution plan (the "Excess Plan"). Mr. Dewing is also entitled to frozen qualified and non-qualified retirement benefits. In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs, although it rarely does so. In February 2018, the Company terminated certain nonqualified deferred compensation plans. As a result, the Company was required to amend the Excess Plan so that participants could no longer defer short-term incentive payments, which prevented the participants from also receiving matching and profit sharing contributions to the Excess Plan based on the deferrals from the short-term incentive payments. The Compensation Committee approved make-whole payments to account for the lost matching and profit sharing contributions which would be paid as a bonus, and 2020 was the first year of the make-whole payments.
Base Salaries
The Compensation Committee sets annual base salaries intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salaries provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2020, the Compensation Committee determined the base salary for each NEO by generally taking into account his individual performance for 2019 and the relationship of his 2019 base salary to the new 2020 salary midpoint for his salary point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint. The Compensation Committee also took into account other relevant information, including:
•General inflation, salary trends and economic forecasts provided by Korn Ferry;
•General budget considerations and business forecasts provided by management; and
•Any extraordinary personal or corporate events that occurred during the prior year.
    Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.
    The following table sets forth the annual base salary rate determined for each NEO for 2020:

Named Executive Officer	2020 Salary Midpoint ($)	2020 Base Salary and as a Percentage of Salary Midpoint ($) (%)		Salary Increase Compared to 2019 Base Salary (%)	Cash in Lieu of Perquisites ($)
J.C. Butler, Jr.	$759,100	$717,917	95%	6.5%	$35,000.00
Carroll L. Dewing	$357,900	$347,802	97%	6.5%	$16,000.00
John D. Neumann	$337,800	$345,086	102%	3.0%	$16,000.00
Incentive Compensation
Overview. One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company or the business unit for which the employee performed services. In 2020, all of the NEOs participated in (i) the NACCO Industries, Inc. Short-Term Incentive Compensation Plan (the "Short-Term Plan") and (ii) the Long-Term Equity Plan.
Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and its subsidiaries. As illustrated on the target total compensation table on page 15, over 72% of Mr. Butler's 2020 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target compensation was tied to Company performance. Each of the NEOs' incentive compensation payouts for 2020 exceeded the sum of their respective fixed payments (base salary plus perquisite allowance) for the year.
    The performance criteria and target performance levels for the incentive plans are established within the Compensation Committee's discretion, and are based upon management's recommendations as to the performance objectives of the Company or the particular business for the year. Two types of performance targets are used in the incentive compensation plans:

•Targets Based on Annual Operating Plans. Certain performance targets were based on forecasts contained in the Company's 2020 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.
•Targets Based on Short-Term and Long-Term Goals. Other performance targets were not based on the 2020 AOP. Rather, they were based on short-term and long-term goals established by the Compensation Committee. Because these targets are not based on the AOP, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The Project Focus List under the Short-Term Plan is an example of a target based on short-term corporate objectives that the Compensation Committee believes will strengthen performance in the current year or near term. The Special Project Award target under the Long-Term Equity Plan is an example of a target based on long-term corporate objectives that the Compensation Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.

Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.

Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 18, the following factors should be considered:
•The Compensation Committee considered the factors described above under "Incentive Compensation - Overview" to set the performance criteria and target performance levels for the 2020 incentive compensation awards. The particular performance criteria for 2020 were chosen because they were believed to have a positive correlation with long-term stockholder returns.
•For 2020, the maximum awards under the Short-Term Plan may not exceed 150% of the target award level. The cash-denominated awards under the Long-Term Equity Plan may not exceed 200% of the target award level (or the greater of $12,000,000 and the fair market value of 500,000 shares of Class A Common, determined at the time of payment).
•Achievement percentages are based on the formulas contained in performance guidelines adopted annually by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.
•Target awards for each executive are equal to a specified percentage of the executive's 2020 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of incentive compensation targets recommended by Korn Ferry and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target awards under the Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.
•The plans have a one-year performance period. Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.
•The Compensation Committee, in its discretion, may decrease or eliminate awards. The Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.
•Short-Term Plan awards are paid annually in cash. Long-Term Equity Plan awards are paid annually as a combination of cash and restricted shares of Class A Common. The cash portion of the award is to satisfy tax withholding requirements. The restricted shares are subject to a holding period of ten years for our NEOs.
•All awards are fully vested when granted.
ROTCE. In 2020, return on total capital employed ("ROTCE") targets were used to determine final payouts for participants under the Short-Term Plan and the Long-Term Equity based on a pre-established formula. ROTCE is calculated from the financial statements as follows:

Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments

Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 23% for taxes (12% for taxes incurred in a legal entity that is eligible to claim percentage depletion), plus net income. Earnings Before Interest After-Tax is then adjusted for any non-recurring or special items. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next 12 months divided by 13, which is then adjusted for any non-recurring or special items.

In calculating the various 2020 incentive compensation performance targets and results, certain adjustments were established by the Compensation Committee at the time the 2020 incentive compensation targets were set, including:

•any tangible or intangible asset impairment;

•certain litigation expenses;

•environmental expenses, asset retirement obligations, and black lung liability;

•costs relating to valuation allowances against deferred tax assets;

•results attributable to new projects entered into during 2020;

•new restructuring expenses; and

•impacts from certain trusts established to manage legacy liabilities.

The Compensation Committee also made additional adjustments for certain non-recurring or special items that occurred during 2020 and were not known or considered at the time the 2020 AOP was established. For 2020, the Compensation Committee approved adjustments specifically excluding the following items from the calculation of 2020 incentive compensation:

•expenses related to the early termination of the contract mining agreement with Dos Republicas Coal Partnership and the early closure of Camino Real Fuels’ Eagle Pass Mine;

•amounts attributable to vacation payouts that would not normally occur under the Company's policies; and

•certain telehealth benefits that were adopted.

The Compensation Committee determined that the expenses related to the early closure of the Eagle Pass Mine should not adversely affect incentive payments because the early closure was not within the control of the Company and not contemplated at the time the 2020 AOP was established. The Compensation Committee also determined that the expenses related to vacation payouts and telehealth benefits should not adversely affect incentive payments because these were non-recurring measures implemented by the Company so that employees would not lose vacation time because of the inability to travel due to COVID-19 restrictions and would continue to seek medical treatment without the risk of exposure to COVID-19.

Short-Term Incentive Compensation
    Depending on the NEO's position, the Short-Term Plan was designed to provide target short-term incentive compensation between 45% and 90% of such NEO's 2020 salary midpoint. The following table shows the short-term target awards and payouts approved by the Compensation Committee for each NEO for 2020:

Named Executive Officer	(A) 2020 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A)x(B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout as % of Target (%) (1)	(E) = (C) x (D) Short-Term Plan Payout ($)
J.C. Butler, Jr.	$759,100	90%	$683,190	71.4%	$488,124
Carroll L. Dewing	$357,900	45%	$161,055	70.2%	$113,133
John D. Neumann	$337,800	45%	$152,010	72.4%	$110,070
(1)Based on the application of the performance factors, the initial payout factor under the Short-Term Plan was 69.9%. The payout percentages for Messrs. Butler, Dewing and Neumann differ from the percentage initially calculated under the plan terms due to the business unit factors applicable to each executive. Refer to note (4) to the following Short-Term Plan table for the calculation of the payout for 2020.

The following table shows the performance criteria established by the Compensation Committee for 2020 under the Company's Short-Term Plan to determine final incentive compensation payments for the NEOs.

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars	50%	$30,937,187	$21,722,234	40.4%	20.2%
Project Focus List (1)	35%	—	—	109.3%	38.3%
MLMC Adjusted ROTCE (2)	10%	—	—	47.5%	4.8%
Centennial Cash Flow (3)	5%	—	—	131.8%	6.6%
Final Payout Percentage - NACoal					69.9%
Final Payout Percentage - Mr. Butler (4)					71.4%
Final Payout Percentage - Mr. Dewing (4)					70.2%
Final Payout Percentage - Mr. Neumann (4)					72.4%
(1)We do not disclose the Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals which focus on the Company's efforts to protect its existing business and grow and diversify. Among other things, they identify specific future projects, customers and contracts. During 2020, the following factors influenced the Compensation Committee's rating of the Company's performance on the Project Focus List performance factor: (i) improving Mississippi Lignite Mining Company ("MLMC")'s projected ROTCE; (ii) continuing to identify and evaluate opportunities to grow the North American Mining ("NAMining") business; (iii) identifying and evaluating opportunities to protect our coal mining business, such as assisting with variable cost dispatch strategies; (iv) identifying and pursuing strategies to optimize value of existing owned oil and gas interests and identifying execution plans to build our minerals management business through Catapult Partners; (v) advancing development of Mitigation Resources of North America ("MRNA") in the stream and wetland mitigation banking business; and (v) pursuing opportunities to leverage reserves or develop new mines.  For 2020, the Compensation Committee believed that NACCO could meet certain targets outlined in the 2020 Project Focus List since they were designed to be reasonably achievable with strong management performance.

(2)We do not disclose the MLMC return on total capital employed ("ROTCE") target or result due to their competitively sensitive nature. Virtually all of the coal produced by MLMC is sold to its customer for use in the adjacent power plant. As such, MLMC's revenues are highly dependent on the power plant's mechanical availability and its dispatch on the electrical grid. For 2020, the Compensation Committee believed the Company could meet this target, since it was designed to be reasonably achievable with strong management performance.

(3)Centennial Natural Resources, LLC ("Centennial") is a subsidiary of NACoal. The Compensation Committee believes that Centennial Cash Flow is a useful measure of performance because it measures the extent to which management is able to generate cash income to cover Centennial cash expenses.  Centennial Cash Flow does not have any standardized meaning prescribed by U.S. generally accepted accounting principles and, therefore, may not be comparable to similar measures used by other companies. We defined this performance factor as earnings before interest, taxes, depreciation and amortization, excluding non-cash adjustments, which include tangible or intangible asset impairment charges and changes to the asset retirement obligation due to changes in assumptions and accretion, plus proceeds from the sale or other disposition of any Centennial related assets or supply inventory under the care and custody of Centennial, less capital expenditures, gain/loss on the sale of any Centennial related assets or supply inventory under the care and custody of Centennial, reclamation spending for asset retirement obligations, costs associated with transferring long-term obligations to third parties, and advance royalty payments.  We do not disclose the Centennial Cash Flow targets or results due to their competitively sensitive nature. For 2020, the Compensation Committee believed the Company could meet this target, since it was designed to be reasonably achievable with strong management performance.

(4)Based on the application of the performance factors, the initial payout factor under the Short-Term Plan was 69.9%. This factor was then multiplied by the sum of all participants' 2020 short-term award targets, which determined the amount of a maximum payment sub-pool under the Short-Term Plan. As required under the negative discretion guidelines adopted by the Compensation Committee under the Short-Term Plan, the maximum payment sub-pool was then allocated among eligible participants based on each participant's respective business unit factors related to environmental and safety measures. Mr. Butler's business unit factor is a corporate factor which is an average of all business units. Messrs. Dewing's and Neumann's business unit factors are a portion of the corporate factor and certain business units over which each has responsibility. After applying the formula to all participants, the final short-term payment as a percentage of target award was as follows for the participating NEOs: (i) Mr. Butler 71.4%; (ii) Mr. Dewing 70.2%; (iii) Mr. Neumann 72.4%.

Long-Term Incentive Compensation

    The purpose of our long-term incentive compensation is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive program requires long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Award shares issued under the plan have a holding period of three, five, or ten years, as determined by the Compensation Committee. The Compensation Committee has determined that the ten-year holding period applies to all award shares issued to Messrs. Butler, Dewing and Neumann. Thus, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and strengthens the tie between stockholders' and the NEOs' long-term interests.

Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In general, the Compensation Committee does not consider an NEO's long-term incentive award for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Target awards under the Long-Term Equity Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the executive's position and the long-term incentive compensation targets for that salary point level recommended by Korn Ferry and adopted by the Compensation Committee. The Compensation Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.
Approximately 65% of the award is distributed in shares of restricted stock and the remaining 35% is distributed in cash to approximate the income tax withholding obligation for the stock. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:
•The average closing price of our Class A Common on the NYSE at the end of each week during the 2019 calendar year (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the award year); or

•The average closing price of our Class A Common on the NYSE at the end of each week during the 2020 award year.

    Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. However, the award shares are subject to transfer restrictions for a period of up to ten years from the last day of the award year. The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability or (ii) three years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, as permitted under the terms of the plan. No early release requests were requested by or granted to the NEOs in 2020.

Any gain participants realize in the long-run from awards that are issued under the Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded to NEOs under the Long-Term Equity Plan generally may not be transferred for a period of ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to lead to long-term returns to stockholders. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
    Depending on the NEO's position, the Long-Term Equity Plan was designed to provide target long-term incentive compensation between 50% and 160% of his 2020 salary midpoint (57.5% and 184% including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards). The table below shows the long-term target awards and payouts approved by the Compensation Committee for each NEO for 2020:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a % of Salary Midpoint ($) (1)	(C)= (A)x(B) Long-Term Plan Target ($)	(D) Long-Term Plan Payout as a% of Target (%)	(E)=(C)x(D) Cash-Denominated Long-Term Plan Payout ($) (2)	(F) Fair Market Value of Long-Term Plan Payout ($) (2)
J.C. Butler, Jr.	$759,100	184%	$1,396,744	77.0%	$1,075,493	$1,005,569
Carroll L. Dewing	$357,900	63.25%	$226,372	77.0%	$174,306	$162,974
John D. Neumann	$337,800	57.5%	$194,235	77.0%	$149,561	$139,837
(1)The target percentages for participants in the Long-Term Equity Plan include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the Long-Term Equity Plan awards.

(2)Awards under the Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The actual number of shares of stock issued are determined by taking the dollar value of the stock component of the award and dividing it by the lower of the average share price during the 2020 performance period or the preceding calendar year. For 2020, the price of NACCO Class A Common, the Compensation Committee defined the "average share price" for this purpose as the lower of (i) the average NACCO Class A Common share price for 2019, which was $47.18 or (ii) the average of the NACCO Class A Common share price for 2020, which was $28.423. The amount shown in column (F) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2020 Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for more information regarding the accounting treatment of our equity awards. This is the same amount that is disclosed in the Summary Compensation Table on page 26. The shares were valued on the date on which the Long-Term Equity Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (F) is due to the fact that the number of shares issued in Column (E) was calculated using the formula share price of $28.423 (explained above), while the grant date fair value in Column (F) was calculated using $25.580, which is the average of the high and low share price on the date the shares were granted.

    The following table shows the information for awards granted to NEOs under the Long-Term Equity Plan for 2020:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Consolidated NACCO ROTCE (1)	70%	14.6%	11.9%	85.3%	59.7%
Special Project Award (2)	30%	$—	—	—	17.3%
Final Payout Percentage					77.0%

(1)For the 2020 performance period, the Company's ROTCE is calculated as: (i) Earnings Before Interest After-Tax after adjustments divided by (ii) Total Capital Employed after adjustments. Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 23% for taxes (12% for taxes incurred in a legal entity that is eligible to claim percentage depletion), plus consolidated net income from continuing operations. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen. ROTCE is calculated from the Company's financial statements as described on pages 17-18.

(2)The Special Project Award is calculated based on the present value of new or extended projects (determined based on the forecasted after-tax cash flow over the life of the project based on the contract terms, including a present value calculation over the life of the contract) against a pre-determined target established by the Compensation Committee for the award year. This table does not include the Special Project Award targets or results due to the competitively sensitive nature of that information. For 2020, the Compensation Committee believed that the Company could meet this target since it was designed to be reasonably achievable with strong management performance.
Other Compensation of Named Executive Officers

    Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the Compensation Committee the flexibility to provide additional discretionary equity compensation. The Compensation Committee did not grant any awards under this plan for services performed in 2020.

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2020 performance. However, as discussed in more detail below, the Compensation Committee approved a make-whole payment to account for the lost matching and profit sharing contributions to the Excess Plan, and 2020 was the first year of the make-whole payments. Mr. Butler was the only NEO to receive a make-whole payment.
Retirement Plans. The NEOs do not currently accrue any defined benefit pension benefits. Mr. Dewing is entitled to receive payments from a frozen qualified pension plan and a frozen nonqualified pension plan as indicated in the Pension Benefits Table on page 31.
We provide the NEOs and our other full-time employees with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other senior management employees receive the same retirement benefits as all other non-union employees. However, the benefits that are provided to the NEOs and other senior management employees are provided under a combination of qualified and nonqualified defined contribution plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plan provides retirement benefits that would have been provided under the qualified plan, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our qualified defined contribution plan contains the following three types of benefits: (i) employee deferrals; (ii) matching contributions; and (iii) profit sharing contributions. The compensation that is taken into account under the plan generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The Excess plan contains the same three types of benefits, but does not include short-term incentive payments as compensation taken into account for determining these benefits.
Under the plans, eligible employees may elect to defer up to 25% of compensation. For 2020, the NEOs received employer matching contributions equal to 5% of compensation. Eligible employees also receive a profit sharing contribution equal to 6.0% of compensation and 5.7% of compensation in excess of the Social Security Wage Base for the year.
    The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plan are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plan's trustee. Participants can elect various forms of payment including lump sum distributions, partial withdrawals and installments.
Under the Excess Plan:
•Participants' account balances are credited with interest during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the qualified plans (14% maximum);

•The amounts credited under the Excess Plan each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plan; and
•The amounts credited under the Excess Plan (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.

    Other Benefits. All U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.

Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2020 is separately disclosed in the table on page 15 and the limited non-cash perquisites are disclosed in note (7) to the Summary Compensation Table on page 26.
No Individual Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:
•Amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation and holiday pay; and
•Benefits that are provided under the retirement plans, incentive plans, and Excess Plan.

    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The Compensation Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.

    Limited Change in Control Benefits for All Employees. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:

•The payment of accrued benefits under our retirement plans; and
•The payment of a pro-rata target award under the current year's incentive plans.

The Compensation Committee believes that:
•These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.
•The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.
•Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.

For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see "Potential Payments Upon Termination/Change in Control" beginning on page 28.
Tax and Accounting Implications
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)") generally provides that a publicly traded company may not deduct compensation of more than $1 million per person that is paid in the year to certain current or former executive officers.
While the Compensation Committee considers the application of Section 162(m) when making compensation decisions, it maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
    Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; and financial and non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk, including lengthy holding periods for long-term equity awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2020 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
    Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the Long-Term Equity Plan generally must be held for a period of up to ten years, which can result in the executive officers being required to hold a significant accumulation of Class A Common during their careers.
    Role of Executive Officers in Compensation Decisions. Our management, in particular the President and CEO of the Company, reviews our goals and objectives relevant to the compensation of our executive officers. The President and CEO of the Company annually reviews the performance of each executive officer (other than the President and CEO whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the President and CEO's recommendations, the Compensation Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Impact of "Say-on-Pay" Stockholder Vote
When setting executive compensation for 2021, the Compensation Committee took into account the results of the stockholder advisory vote on NEO compensation that occurred at our 2020 annual meeting of stockholders. At that meeting, we again received strong support for our compensation program, with approximately 98% of the votes cast approving our NEO compensation. Stockholders chose an annual say on pay frequency at our 2020 annual meeting, with the next pay frequency vote occurring at our 2023 annual meeting. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2020, and did not make any changes to our program as a direct result of the say-on-pay vote results.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
JOHN P. JUMPER              MICHAEL S. MILLER RICHARD DE J. OSBORNE
Chairman
DENNIS W. LABARRE                      ROBERT S. SHAPARD

Summary Compensation Table

    The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries for the 2020 and 2019 fiscal years:

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2020

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value (5) and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
J.C. Butler, Jr.; President and CEO of NACCO and President and CEO of NACoal	2020	$752,917	$111,021	$629,140	$864,553	$20,457	$205,644	$2,583,732
	2019	$709,100	$—	$1,342,009	$1,292,324	$36,064	$279,548	$3,659,045
Carroll L. Dewing; Vice President, Operations of NACoal	2020	$363,802	$—	$101,962	$174,145	$45,607	$94,059	$779,575
	2019	$342,575	$—	$186,985	$248,219	$87,511	$92,111	$957,401
John D. Neumann; Vice President, General Counsel and Secretary of NACCO and NACoal	2020	$361,086	$—	$87,484	$162,423	$8,604	$94,098	$713,695
	2019	$351,035	$—	$176,589	$240,566	$44,061	$90,988	$903,239
(1)The amounts reported under the "Salary" column include both base salary and the perquisite allowance.
(2)The amount reported under the "Bonus" column is a make-whole payment the Company paid to affected participants of the Excess Plan, which was amended to exclude payments from the Short-Term Plan as compensation under the plan. The amendment prevented participants from deferring amounts from their short-term incentive payments and from receiving matching and profit sharing contributions on those deferrals. This amendment was made to comply with Section 409A of the Internal Revenue Code after the Company terminated certain nonqualified deferred compensation plans. The Compensation Committee approved a make-whole payment to account for the missed matching and profit sharing contributions so that participants' benefits were not significantly reduced through no fault of the participants.
(3)The amounts reported in the Stock Awards column are the grant date fair value of the stock issued under the Long-Term Equity Plan computed in accordance with FASB ASC Topic 718. Refer to the table on page 21 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2020 under the Long-Term Equity Plan.
(4)The amounts listed for 2020 are the cash payments under the Short-Term Plan and the cash portion (approximately 35%) of the award under the Long-Term Equity Plan.
(5)Amounts listed in this column include the aggregate increase in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 31. $0 is included for Messrs. Butler and Neumann because they do not participate in any of our frozen pension plans. For 2020, $36,808 is included for Mr. Dewing.
(6)Amounts listed in this column reflect the interest that is in excess of 120% of the long-term applicable federal rate, compounded monthly, that was credited to the NEOs' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 30.
(7)All other compensation earned during 2020 for each of the NEOs is as follows:

	J.C. Butler, Jr.	Carroll L. Dewing	John D. Neumann
Employer Qualified Matching Contributions	$14,250	$14,250	$14,250
Employer Excess Plan Matching Contributions	$32,940	$12,705	$12,428
Employer Qualified Profit Sharing Contributions	$23,250	$23,250	$23,250
Employer Excess Plan Profit Sharing Contributions	$77,080	$31,975	$31,328
Employer Paid Life Insurance Premiums	$4,392	$3,115	$3,104
Perquisites and Other Personal Benefits (1)	$450	$0	$450
Tax Gross-Ups (2)	$293	$0	$0
Other (3)	$52,989	$8,764	$9,288
Total	$205,644	$94,059	$94,098
(1)Perquisites are airline club memberships.
(2)Tax Gross-Ups are for service awards received in 2020.
(3)Amounts listed in "Other" include employer-paid premiums for disability benefits for all NEOs, personal excess liability insurance for Messrs. Butler and Neumann, a service award (which was grossed up) for Mr. Butler, and payout of float holidays for Messrs. Dewing and Neumann. Employer-paid premiums for disability benefits were $50,736 for Mr. Butler, $6,860 for Mr. Dewing, and $4,833 for Mr. Neumann.

Grants of Plan-Based Awards

The following table sets forth information concerning all awards granted to the NEOs for fiscal year 2020. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2020

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)	(#)
J.C. Butler, Jr.	N/A	Short-Term Plan	(3)	$683,190	$1,024,785	N/A	N/A	N/A	N/A
	2/22/2021	Long-Term Equity Plan	(4)	$488,860	$977,721	$907,884	$1,815,767	N/A	$629,140
Carroll L. Dewing	N/A	Short-Term Plan	(3)	$161,055	$241,583	N/A	N/A	N/A	N/A
	2/22/2021	Long-Term Equity Plan	(4)	$79,230	$158,460	$147,142	$294,284	N/A	$101,962
John D. Neumann	N/A	Short-Term Plan	(3)	$152,010	$228,015	N/A	N/A	N/A	N/A
	2/22/2021	Long-Term Equity Plan	(4)	$67,982	$135,965	$126,253	$252,505	N/A	$87,484
(1)There are no minimum or threshold payouts under any of our incentive plans.
(2)Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued under the Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.
(3)Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2020 calendar year. The awards are paid out as soon as practicable after they are approved by the Compensation Committee. Therefore, there is no payout opportunity for post-2020 years under this plan. The amounts disclosed are the target and maximum awards that were established by the Compensation Committee in February 2020. The amount the NEOs actually received is disclosed in the Summary Compensation Table on page 26.
(4)Awards under the Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2020 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2020 years under the plan. The stock portion of the awards is subject to transfer restrictions, generally for a period of 10 years from the last day of the performance period, as described under the "Long-Term Incentive Compensation" section beginning on page 20. The amounts disclosed are the dollar values of the target and maximum awards that were established by the Compensation Committee in February 2020. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using a 200% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The amount the NEOs actually received is disclosed in the Summary Compensation Table on page 26.

Equity Compensation

    All salaried employees in salary grades 14 and above, including the NEOs, participated in the Long-Term Equity Plan. All employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan. All awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2020.

Awards under the Long-Term Equity Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of up to ten years from the last day of the performance period. Refer to "Long-Term Incentive Compensation" beginning on page 20 and note (4) of the "Grants of Plan-Based Awards" table on page 27 for additional information regarding our equity awards. Refer to "Incentive Compensation" beginning on page 16 for additional information regarding our other incentive awards referenced in the "Grants of Plan-Based Awards" table.  Refer to "Compensation Policy and Methodology - Total Target Compensation" on page 14 for additional information regarding the amount of salary and bonus compensation in proportion to total compensation.
The following table reflects the stock awards issued under the Long-Term Equity Plan for 2020 performance. No stock awards were issued under the Supplemental Equity Plan for services in 2020.
STOCK VESTED
For Fiscal Year Ended December 31, 2020

Named Executive Officer	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
J.C. Butler, Jr.	24,595	$629,140
Carroll L. Dewing	3,986	$101,962
John D. Neumann	3,420	$87,484
(1)     The value realized on vesting is the average of the high and low price of Class A Common ($25.580) on the February 22, 2021 grant date under the Long-Term Equity Plan for the 2020 awards, multiplied by the number of award shares received when granted, which is also the vesting date.

Potential Payments Upon Termination/Change in Control

As discussed in more detail under "Limited Change in Control Benefits for All Employees" on page 23, the following change in control provisions are contained in our incentive plans and retirement plans as applied to the NEOs:
•The account balances as of the date of the change in control in the NACoal Long-Term Plan will be paid in a lump sum payment in the event of a change in control of the Company or the participant's employer; and
•Participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.
For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2020. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($) (1)	Estimated Total Value of all Payments on Change in Control ($) (2)
J.C. Butler, Jr.	$2,079,934	$2,079,934
Carroll L. Dewing	$387,427	$387,427
John D. Neumann	$346,245	$346,245
(1)This column reflects the award targets under the 2020 incentive plans for the NEOs. Under the change in control provisions of the plans, the NEOs would have been entitled to receive their award targets for 2020 if a change in control had occurred on December 31, 2020. Awards under the Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2020 target awards. As described in note (4) to the Grants of Plan-Based Awards Table, Messrs. Butler, Dewing and Neumann would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common.
(2)A "change in control" for purposes of these plans generally consists of any of the following, provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (i) any employee benefit plan; (ii) the Company; (iii) the applicable subsidiary or one of its affiliates; or (iv) the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 54.
(B) The members of the Company's current Board (and their approved successors) ceasing to constitute a majority of the Company's Board or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (i) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (ii) at the time of the execution of the initial agreement, or of the action of the Board of the Company providing for such business combination, at least a majority of the members of the Board of the Company were incumbent Directors.

Nonqualified Deferred Compensation Benefits

Refer to "Retirement Plans" on page 22 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2020

Name	Applicable Plan	Executive Contributions in 2020 ($) (1)	Employer Contributions in 2020 ($) (2)	Aggregate Earnings in 2020 ($) (2)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance at December 31, 2020 ($) (6)
J.C. Butler, Jr.	NACoal Excess Plan	$52,704	$110,020	$22,292	$347,900	$185,016
Carroll L. Dewing	NACoal Excess Plan	$79,582	$44,680	$9,977	$169,441	$134,239
	NACoal Long-Term Plan	$0(3)	$0(4)	$2,001	$307,988(5)	$0(5)
John D. Neumann	NACoal Excess Plan	$56,871	$43,756	$9,601	$112,477	$110,229
	NACoal Long-Term Plan	$0(3)	$0(4)	$1,890	$290,923	$0(5)
(1)These amounts, which were otherwise payable in 2020 but were deferred at the election of the NEOs, are included in the 2020 Summary Compensation Table.
(2)All employer contributions and the "above-market earnings" portion (i.e., the interest earned in excess of 120% of the long-term applicable federal rate) of the amounts shown in the "Aggregate Earnings" column are also included in the 2020 Summary Compensation Table.
(3)No employee contributions are made to the NACoal Long-Term Plan.
(4)The NACoal Long-Term Plan was terminated in February 2018. NACoal employees who previously participated in the NACoal Long-Term Plan now participate in the Long-Term Equity Plan.
(5)The NACoal Long-Term Plan was established in 2016. The NACoal Long-Term Plan was terminated on February 14, 2018. 2016 Awards were distributed in December 2019. 2017 Awards were distributed in February 2020. All benefits under the NACoal Long-Term Plan have been distributed.
(6)For the Excess Plan Aggregate Balance, $183,182 of Mr. Butler's account balance, $133,061 of Mr. Dewing's account balance and $109,232 of Mr. Neumann's account balance are reported as 2020 compensation in the 2020 Summary Compensation Table. Because the entire account balance under the Excess Plan is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2020

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
John D. Neumann	N/A (2)	N/A	N/A	N/A
Carroll L. Dewing (3)	Coteau Plan	25.92	$690,136	$0
	SERP	25.92	$48,098	$0
(1)The amounts shown were determined as of December 31, 2020, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used for the plans:
•A discount rate of 2.44% for The Coteau Properties Company Pension Plan (the "Coteau Plan") and 2.02% for The North American Coal Corporation Supplemental Retirement Benefit Plan ("SERP");
•The Pre-2012 mortality table, projected generationally with scale MP2020 with no adjustments (Coteau Plan) and Pre-2012 mortality table, projected generationally with scale MP2020, with white collar adjustments (SERP); and
•The assumed retirement age for all plans is the earlier of (i) the plan's stated normal retirement age or (ii) the earliest age at which retirement benefits are available without reduction for age, with no pre-retirement decrement.
(2)Messrs. Butler and Neumann never participated in any of our frozen pension plans.
(3)Mr. Dewing earned a pension benefit under the Coteau Plan from January 29, 1979 through December 31, 2004. He also earned a non-qualified pension benefit under the SERP. While his pension benefits were frozen on December 31, 2004, his pension benefits were increased by a cost-of-living adjustment through December 31, 2013. His pension is computed under the following formula: (1) 1.1% of "final average pay" multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of "covered compensation" taken into account for federal Social Security purposes. "Final average pay" is his average annual earnings for the highest five years during the last ten years prior to the freeze date. Mr. Dewing is 100% vested and may start his unreduced pension following his termination of employment. Pensionable earnings included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. Annuity benefits are reduced to reflect the survivorship protection.

CEO Pay Ratio

    For 2020, we calculated the ratio of the annual total compensation of Mr. Butler, our President and CEO ("CEO Compensation"), to the median of the annual total compensation of all of our employees (other than Mr. Butler) ("Median Annual Compensation") in accordance with SEC requirements.  We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

    We identified the median employee ("Median Employee") by examining the total cash compensation for approximately 2,067 individuals, excluding Mr. Butler, employed by the Company and its subsidiaries on October 31, 2020. For that purpose, we examined the total cash compensation for such individuals for the period January 1, 2020 to October 31, 2020. In this examination, we included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2020. We also did not exclude any employees from this examination and did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. We believe the use of total cash compensation for all employees for that period to identify the Median Employee is a consistently applied compensation measure permitted under SEC requirements because we do not widely distribute annual equity awards to employees.

                We calculated annual total compensation for 2020 for the Median Employee using the same methodology we use for our NEOs as set forth in the 2020 Summary Compensation Table; the Median Annual Compensation was determined to be $119,174.  Mr. Butler served as our President and CEO throughout 2020.  CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Butler under the 2020 Summary Compensation Table for the 2020 fiscal year, which is $2,583,732.  As a result, the ratio of CEO Compensation to Median Annual Compensation for 2020 was 22:1.

PART III - PROPOSALS TO BE VOTED ON AT THE 2021 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board has nominated twelve Directors for election at the Annual Meeting. The Directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. All of the nominees named in the following table are currently Company Directors who were elected at our 2020 annual meeting of stockholders, with the exception of Robert S. Shapard. Robert S. Shapard was recommended to our NCG Committee for appointment to the Board by John P. Jumper and was subsequently recommended by the NCG Committee to the Board and appointed by the Board, effective September 9, 2020.
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees listed below unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each Director nominee. We have also highlighted certain notable qualifications and skills that led our Board to the conclusion that each of them should serve as a Director. We believe that the nomination of each of our Director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board. Each Director has also demonstrated a strong commitment of service to the Company.

J.C. Butler, Jr.: Age 60; Director Since 2017

President and CEO of the Company from September 2017 to present. President and CEO of NACoal from prior to 2016 to present. Senior Vice President - Finance, Treasurer and Chief Administrative Officer of the Company from prior to 2016 to September 2017. Director of Hyster-Yale Materials Handling Group, Inc. ("Hyster-Yale") from prior to 2016 to present and of Hamilton Beach Brands Holding Company ("HBBHC") from September 2017 to present. Director of Midwest AgEnergy Group, a developer and operator of ethanol facilities in North Dakota, from prior to 2016 to present. Serves on the Board of the National Mining Association and is a member of the Management Committee of the Lignite Energy Council.

With over 25 years of service in the Company's senior management, including as the President and Chief Executive of the Company and NACoal, Mr. Butler has extensive knowledge of our operations and strategies.

John S. Dalrymple, III: Age 72; Director Since 2017
Self-employed (farm manager). From prior to 2016 to December 2016, Governor of North Dakota.

Mr. Dalrymple's experience as the manager of one of the largest agricultural farms in North Dakota and as the former chief executive of North Dakota enables him to provide our Board with significant insight with respect to leadership and management, as well as the political and regulatory landscape in North Dakota, where NACoal has multiple operations.

John P. Jumper: Age 76; Director Since 2012
Retired Director and former Chairman and CEO of Leidos Holdings, Inc. (an applied technology company) and Retired Chief of Staff, United States Air Force. From prior to 2016 to present, Director of Hyster-Yale. From September 2017 to present, Director of HBBHC.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper's service on the boards of other publicly traded corporations and his experience as Chairman and CEO of two major publicly traded companies allow him to provide valuable insight to the Board on matters of corporate governance and executive compensation policies and practices.

Dennis W. LaBarre: Age 78; Director Since 1982
Retired Partner of Jones Day (a law firm). From prior to 2016 to present, Director of Hyster-Yale. From September 2017 to present, Director of HBBHC.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board and through his involvement with its committees.

Michael S. Miller: Age 69; Director Since 2016
Retired Managing Director of The Vanguard Group. From prior to 2016 to present, Director of Vanguard's Irish-domiciled funds and management company. From September 2017 to present, Director of HBBHC. From March 2021 to present, Board Trustee of Vanguard Charitable.

Mr. Miller's qualifications to serve on our Board include his experience in senior management of a major financial services and investment management company, his experience as a partner of a major law firm, and his service on the boards of many academic and civic institutions. Mr. Miller provides our Board with financial, legal, compliance/risk management and strategic planning expertise gained through his careers in finance and law and his service on the audit committees of Vanguard's Irish-domiciled funds and management company and, prior to his retirement, various audit committees of Vanguard's affiliated companies.

Richard de J. Osborne: Age 87; Director Since 1998
Retired Chairman and CEO of ASARCO Incorporated (a leading producer of non-ferrous metals). From prior to 2016 to 2018, non-executive Chairman of the Board of Directors of Datawatch Corp.

Mr. Osborne's experience as chairman, CEO and chief financial officer of a leading producer of non-ferrous metals enables him to provide our Board with a wealth of experience in and understanding of the mining industry. From this experience, as well as his past and current service on the boards of other publicly traded corporations, Mr. Osborne offers our Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly traded corporation.

Alfred M. Rankin, Jr.: Age 79; Director Since 1972
Non-Executive Chairman of the Company and Non-Executive Chairman of NACoal. From prior to 2016 to September 2017, Chairman, President and CEO of the Company. From prior to 2016 to present, Chairman and CEO of Hyster-Yale and Chairman of Hyster-Yale Group. From prior to 2016 to February 2021, President of Hyster-Yale. From January 2019 to present, Non-Executive Chairman of HBBHC, from September 2017 to December 2018, Executive Chairman of HBBHC and from prior to 2016 to present, Chairman of HBBHC’s principal subsidiary, Hamilton Beach Brands, Inc.

In over 45 years of service to the Company as a Director and over 25 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. Rankin is also the grandson of the founder of NACCO and additionally brings the perspective of a long-term taxable stockholder to our Board.

Matthew M. Rankin: Age 48; Director Since 2017
President and CEO of Carlisle Residential Properties (a real estate property management and development company) from prior to 2016 to present.

Mr. Matthew Rankin's experience as the chief executive of a significant property management and development company allows him to provide valuable insight to the Board. Mr. Matthew Rankin is the great-grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

Roger F. Rankin: Age 68; Director Since 2020
Self-employed (personal investments) from prior to 2016 to present. Mr. Roger Rankin has also served as a Director of NACoal from prior to 2016 to present and as a Director of HBBHC from September 2017 to February 2020.

Mr. Roger Rankin is the grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

Lori J. Robinson: Age 62; Director Since 2019
Self-employed consultant, The Robinson Group, LLC. Retired General, United States Air Force. From October 2019 to present, Director of Centene Corporation and Director of Korn Ferry. General Robinson also serves as a non-resident Senior Fellow at Harvard Kennedy School's Belfer Center for Science and International Affairs.

After more than 37 years in the U.S. Air Force and retiring as the Commander of the North American Aerospace Defense Command (NORAD) and the United States Northern Command (USNORTHCOM), where she became the Unites States' first female combatant commander, General Robinson brings valuable and proven leadership and management skills to our Board.

Robert S. Shapard: Age 65; Director Since 2020
Retired Chief Executive Officer of Oncor Electric Delivery. From prior to 2016 to present, Mr. Shapard has served as a Director of Oncor Electric Delivery and Leidos Holdings, Inc.

Mr. Shapard's experience in senior management of a large electric utility company provides our Board with significant insight into operations, leadership and management, particularly with respect to the power generation industry.

Britton T. Taplin: Age 64; Director Since 1992
Self-employed (personal investments) from prior to 2016 to present. Mr. Taplin has also served as a Director of Hyster-Yale from prior to 2016 to present and a Director of Hamilton Beach Brands, Inc. from September 2017 to present.

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.
Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:
1.the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;
2.complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;
3.the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors;
4.the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and
6.a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our Directors, if elected.
The NCG Committee has not specifically identified or published qualifications, qualities or skills that our Directors must possess. In evaluating Director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board and other new Director candidates. The NCG Committee's goal in selecting Directors for nomination to our Board is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our Directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for Directors. The NCG Committee regularly reviews the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for Director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
Director Compensation
The Compensation Committee retained Korn Ferry to evaluate the compensation program for the Directors. Korn Ferry performs an in-depth evaluation of our Director compensation program on a triennial basis, which last occurred in August 2020, and performs interim reviews annually. Korn Ferry utilizes the National Association of Corporate Directors' survey of director compensation, focusing on small companies, which have $500 million to $1 billion in annual revenues. Korn Ferry recommends changes to our Director compensation program based on its review of our program and the survey data.
Korn Ferry also reviews the compensation structure for our Non-Executive Chairman, which includes an annual retainer of $250,000 to serve as Chairman and $500,000 in consulting fees for consulting services Mr. Rankin provides to the Company that are in addition to his responsibilities as Chairman of the Board. Mr. Rankin has extensive executive management experience (including long-tenured service as a CEO) and provides valuable advice and insight analyzing the Company’s development and implementation of its strategic priorities and risk management programs. Based on Korn Ferry's review of Mr. Rankin's compensation structure, the Compensation Committee has determined that Mr. Rankin's compensation is reasonable for his duties and responsibilities and the services he provides.

The following table sets forth all compensation of each Director for services as our Directors rendered during 2020, other than J.C. Butler, Jr. In addition to being a Director, Mr. Butler serves as President and CEO of the Company and NACoal. He does not receive any compensation for his services as a Director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 26.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2020

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John S. Dalrymple, III	$73,177	$85,569	$0	$7,302	$166,048
John P. Jumper	$90,069	$85,569	$0	$7,302	$182,940
Dennis W. LaBarre	$95,069	$85,569	$0	$7,156	$187,794
Timothy K. Light (6)	$48,129	$49,383	$0	$6,477	$103,989
Michael S. Miller	$91,904	$85,569	$0	$7,302	$184,775
Richard de J. Osborne	$80,139	$102,627	$0	$7,139	$189,905
Alfred M. Rankin, Jr. (5)	$114,588	$128,388	$121,710	$1,272,434	$1,637,120
Matthew M. Rankin	$65,243	$85,569	$0	$7,302	$158,114
Roger F. Rankin (7)	$57,102	$78,089	$0	$7,058	$142,249
Lori J. Robinson	$66,838	$85,569	$0	$2,302	$154,709
Robert S. Shapard (8)	$22,500	$32,071	$0	$693	$55,264
Britton T. Taplin	$65,235	$85,569	$0	$7,156	$157,960
David B.H. Williams (9)	$7,747	$7,296	$0	$274	$15,317
(1)Amounts in this column reflect the annual retainers and other fees earned by the Directors in 2020. They also include payment for fractional shares of Class A Common that were paid under NACCO Industries, Inc.'s Non-Employee Directors' Equity Compensation Plan ("Non-Employee Directors' Plan") described below.
(2)Under the Non-Employee Directors' Plan, the Directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to Directors under the Non-Employee Directors' Plan, determined pursuant to FASB ASC Topic 718. See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for more information regarding the accounting treatment of our equity awards. All Mandatory Shares and Voluntary Shares are immediately vested when granted. Therefore, no equity awards remained outstanding at the end of the fiscal year ended December 31, 2020.
(3)In connection with his previous employment with the Company, Mr. Rankin has frozen nonqualified deferred compensation benefits with the Company, which the Company was not able to pay out upon his retirement because this would have resulted in adverse tax consequences since Mr. Rankin did not have a separation from service under Section 409A of the Code. The Company terminated the plans in February 2018 and distributed the frozen benefits in compliance with Code Section 409A on February 13, 2020 in the total amount of $15,116,502, of which $12,700,160 was his frozen deferred compensation benefit which was earned while Mr. Rankin was an employee of the Company, $121,710 was for interest that accrued in January 2021, and $765,278 was for a tax gross-up to reflect the change in tax rates from when benefits were distributed to other participants of the nonqualified deferred compensation plans and when benefits were distributed to Mr. Rankin (which is included in the "All Other Compensation" column). The interest credited to the frozen benefits is determined under a ROTCE-based formula, with a minimum of 2% and a maximum of 14% per year. The interest credit is increased by 15% to reflect the immediately taxable nature of the payments. In 2019, Mr. Rankin received $1,529,354 in interest under the plans, which was previously reported in the Director Compensation Table for 2019. All nonqualified deferred compensation benefits have been distributed to Mr. Rankin.
(4)The amount listed includes: (i) Company-paid life insurance premiums; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the Director and his spouse (other than for Mr. Shapard's spouse); and (iii) personal excess liability insurance premiums for the Directors and immediate family members. The amount listed also includes charitable contributions made in our name on behalf of the Director and their spouse under our matching charitable gift program in the amount of $5,000 for each other Director (other than General Robinson and

Messrs. Shapard and Williams). Note (5) below describes additional amounts reported in the "All Other Compensation" column for Alfred M. Rankin, Jr.
(5)Upon Mr. Alfred M. Rankin Jr.'s retirement from the Company, the Company and Mr. Rankin entered into a consulting agreement independent of his continuing role as the non-executive Chairman of the Board. The Company believes that Mr. Rankin's extensive experience transitioning NACCO from underground mining to surface mining in the 1980s is vital as the Company pursues non-coal mining opportunities. The Company pays Mr. Rankin a monthly consulting fee of $41,666.67 for services under the consulting agreement. The consulting agreement continued in effect until September 30, 2020. The Compensation Committee reviewed Mr. Rankin's consulting agreement and the services provided thereunder and approved the renewal of the consulting agreement for one year, which was subsequently amended to remain in effect until December 31, 2021. In addition to the items described in note (4) above, the amount reported for Mr. Rankin in the "All Other Compensation" column includes $500,000 in consulting fees paid for 2020. The $765,278 tax gross-up on Mr. Rankin's nonqualified deferred compensation plan distribution distribution discussed in note (3) in reported in the "All Other Compensation" column.
(6)Mr. Light resigned from the Board effective August 21, 2020.
(7)Mr. Roger F. Rankin was appointed to the Board effective February 13, 2020.
(8)Mr. Shapard was appointed to the Board effective September 9, 2020.
(9)Mr. Williams resigned from the Board effective February 11, 2020.
Additional Information Relating to the Director Compensation Table
Each non-employee Director is entitled to receive the following compensation for service on our Board and the NACoal Board:

Type of Compensation	Amount
Annual Board Retainer:	$162,000 ($100,000 of which is required to be paid in shares of Class A Common) except that the Chairman receives an annual retainer of $250,000 ($150,000 of which is required to be paid in shares of Class A Common)
Annual Committee Retainer:	$8,000 Audit Review Committee member; $5,000 for members of other Board committees except the Executive Committee; $0 for Executive Committee
Committee Chairman Retainer:	$20,000 Audit Review Committee Chairman; $15,000 Compensation Committee Chairman; $10,000 for Chairman of other Board Committees except the Executive Committee; $0 for Executive Committee
The retainers are paid quarterly in arrears. Each Director is also reimbursed for expenses incurred as a result of attendance at meetings. We also may make chartered aircraft available to Directors for attendance at meetings.

Under the Non-Employee Directors' Plan, each non-employee Director except the Chairman receives $100,000 of his or her $162,000 retainer in the form of restricted shares of Class A Common while the Chairman receives $150,000 of his $250,000 retainer in the form of restricted shares of Class A Common. Any fractional shares are paid in cash. The number of shares of Class A Common issued to a Director is determined by the following formula:

the dollar value of the portion of the applicable retainer that was earned by the Director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the Director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the Directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned, pledged or transferred except in the event of divorce or to a trust for the benefit of the Director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:
•Death; permanent disability or five years from the date of the Director's retirement;

•The date that a Director is both retired from our Board and has reached age 70; or
•At such other time as determined by the Board in its sole discretion.
In addition, each Director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each Director also receives (i) $50,000 in Company-paid life insurance; (ii) Company-paid accidental death and dismemberment insurance for the Director and spouse; (iii) $10 million in personal excess liability insurance for the Director and immediate family members who reside with the Director and (iv) up to $5,000 per year in matching charitable contributions.
Director Compensation Program for 2021

    Based on Korn Ferry's review in August 2020 (as described above), the Board determined that the retainer paid to each non-employee Director, except the Chairman, for service on our Board will be increased effective January 1, 2021 from $162,000 (paid $100,000 in shares of Class A Common and $62,000 in cash) to $167,000 (paid $105,000 in shares of Class A Common and $62,000 in cash). There are no changes to the Chairman's annual retainer.

PROPOSAL 2 - APPROVAL OF NACCO INDUSTRIES, INC.'S AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

We are asking our stockholders to approve NACCO Industries, Inc.'s Amended and Restated Executive Long-Term Incentive Compensation Plan (the "Amended Long-Term Equity Plan") that was adopted by the Company's Compensation Committee and Board effective March 1, 2021. Prior versions of the plan document were previously approved by stockholders, most recently in 2019 (the "Current Plan"). If approved by stockholders, the Amended Long-Term Equity Plan will replace the Current Plan.

In approving the Amended Long-Term Equity Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes, to the Current Plan:

•Increase in Shares Available for Awards: Effective March 1, 2021, the number of Class A Common shares under the Amended Long-Term Equity Plan is 600,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 2" below.

•Extraordinary Release of Restrictions: The Current Plan allows participants to request an early release of restrictions for certain events, such as to purchase a principal residence, payment of medical expenses, and payment of education expenses. The request may be made after the third anniversary of the date the Award shares were issued. The Amended Long-Term Equity Plan allows the request to be made after the second anniversary of the date the Awards shares were issued.

•Extension of Plan Term: The Current Plan provides that no Award Shares may be issued or transferred under the Current Plan on or after March 1, 2029. The Amended Long-Term Equity Plan provides that no Award Shares may be issued or transferred under the Amended Long-Term Equity Plan on or after March 1, 2031.

Why We Believe You Should Vote for Proposal 2. The Amended Long-Term Equity Plan authorizes our Compensation Committee to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees incentives and rewards for performance. Some of the key features of the Amended Long-Term Equity Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees and the ability to provide equity-based and incentive-based awards under the Amended Long-Term Equity Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our officers and other key employees.

The use of Class A Common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance.

Equity compensation also aligns the compensation interests of our key employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are generally subject to performance criteria and lengthy holding periods. If the Amended Long-Term Equity Plan is not approved, we may be compelled to increase significantly the cash component of our key employee compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes (1) aggregated information regarding the dilution associated with the Current Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Long-Term Equity Plan is approved, as well as (2) information regarding share usage (the "burn rate") under certain plans. Note that we also are seeking approval for shares under the Amended and Restated Non-Employee Directors' Equity Compensation Plan as described in Proposal 3, and you may want to consider the information described in both Proposals to fully determine the consequences of both proposed share requests. This information is as of March 5, 2021. As of that date, there were approximately 5,490,982 shares of Class A Common outstanding.

Under the terms of the Current Plan, a maximum of 400,000 shares of Class A Common (subject to adjustment as described in the Current Plan) were available to be issued as Award Shares of which 164,947 shares of Class A Common had been issued (3.00% of our outstanding Class A Common shares) and 235,053 shares of Class A Common (4.28% of our outstanding Class A Common shares) remained available for issuance as of March 5, 2021. Upon approval of the Amended Long-Term Equity Plan requested in this Proposal 2, the maximum number of shares under the Amended Long-Term Equity Plan will be an aggregate of 600,000 shares of Class A Common (subject to adjustments as described in the Amended Long-Term Equity Plan). With 235,053 shares of Class A Common remaining available under the Current Plan, so that the new share request of 364,947 shares represents approximately 6.65% of our outstanding Class A Common shares. This percentage reflects our view of the additional potential simple dilution of our stockholders that could occur if the Amended Long-Term Equity Plan is approved.

Based on the closing price on the NYSE for our Class A Common shares on March 5, 2021 of $23.02 per share, the aggregate market value of the additional 364,947 shares of Class A Common requested for issuance under the Amended Long-Term Equity Plan was approximately $8,401,080.

Award Shares were issued during the year after the end of the applicable performance period. For the 2017 and 2018 performance periods, we issued 92,572 in 2018 and 96,153 in 2019, respectively. Based on our basic weighted average shares of Class A Common outstanding of 5,354,588 in 2018 and 5,405,159 in 2019, our average burn rate was 1.75% for the two-year period (1.73% in 2018 and 1.78% in 2019). For the 2019 performance period, we issued 85,567 Award Shares under the Current Plan in 2020. Based on our basic weighted average shares of Class A Common outstanding for 2020 of 5,457,228, our burn rate was 1.57% in 2020 (which is an average burn rate of 1.69% for the three-year period 2018-2020). For the 2020 performance period, we issued 79,380 Award Shares under the Current Plan in 2021.

In determining the number of shares to request for approval under the Amended Long-Term Equity Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including the number of employees participating in the Amended Long-Term Equity Plan and the volatility of the NACCO stock price.

Depending on the number of future participants, Company performance and stock price, we expect that the shares of Class A Common that will be available for issuance under the Amended Long-Term Equity Plan would be sufficient to fund the program for about four years, but the shares could last for a different period of time if actual practice does not match prior grant rates or our stock price changes materially. As noted below, our Compensation Committee would retain full discretion under the Amended Long-Term Equity Plan to determine the number and amount of awards to be granted under the Amended Long-Term Equity Plan, subject to the terms of the Amended Long-Term Equity Plan. Other than certain target award opportunities granted for the 2021 performance period and described below under "New Plan Benefits," future benefits that may be received by participants under the Amended Long-Term Equity Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. It is the Compensation Committee's practice to only designate senior management employees as being eligible to receive equity compensation, including senior management employees of our subsidiaries. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

The following summary of the Amended Long-Term Equity Plan is qualified in its entirety by reference to the Amended Long-Term Equity Plan attached to the Proxy Statement as Appendix A.

Purpose. The purpose of the Amended Long-Term Equity Plan continues to be to further our long-term interests by enabling the Company and its subsidiaries to attract, retain and reward executive employees who will be in a position to make contributions to the Company by providing long-term incentive compensation opportunities.

Administration and Eligibility. The Amended Long-Term Equity Plan will generally continue to be administered by the Compensation Committee. The Compensation Committee has authority to, among other things, interpret the Amended Long-Term Equity Plan and establish rules and regulations for its administration (including guidelines). The Compensation Committee, subject to approval by the Board and certain securities and tax law limitations, may amend the Amended Long-Term Equity Plan or terminate it entirely. However, any such amendment will be subject to stockholder approval to the extent required under applicable law or stock exchange requirements. Furthermore, no such action may adversely affect a participant’s rights with regard to an earned but unpaid award, or with regard to Award Shares that were previously issued to the participant, without the participant’s consent.

Salaried employees of the Company and its subsidiaries on a U.S. payroll who, in the judgment of the Compensation Committee, occupy an executive position capable of contributing to the interests of the Company may be designated by the Compensation Committee to participate in the Amended Long-Term Equity Plan. As of March 1, 2021, 2,079 employees are in the class of eligible participants for the Amended Long-Term Equity Plan. The Compensation Committee approves Amended Long-Term Equity Plan participants, the performance period, and applicable performance objectives for each award (not later than the 90th day of the applicable performance period, although new participants may be added at a later date). The basis for participation in the Amended Long-Term Equity Plan by eligible persons is the selection of such persons by the Compensation Committee or its delegate in its discretion.

Performance Factors. The Compensation Committee establishes goals and formulas under the Amended Long-Term Equity Plan based on specified performance objectives of the participants, the Company and its subsidiaries over the award term. The formula generally must be established no later than 90 days after the commencement of the performance period. Under the terms of the Amended Long-Term Equity Plan, the permissible performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the performance objectives themselves.

Awards. Each year, the Compensation Committee establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the participant's position and the long-term incentive target percentage for that salary point level. See "Korn Ferry's General Industrials Survey - Salary Midpoint" on page 14. These amounts are then increased by 15% to account for the immediately taxable nature of the awards. No minimum award levels will be established. However, maximum annual award levels will be established for certain performance objectives, even if the maximum performance level is exceeded. Target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the Compensation Committee, subject to certain limitations as further described in the Amended Long-Term Equity Plan. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the Amended Long-Term Equity Plan (including the fair market value of any Award Shares) exceed the greater of (i) $12 million or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

The Compensation Committee must certify in writing that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to (1) increase or decrease the amount of any award that would otherwise be payable to a participant, or (2) adjust the allocation between the cash portion of the award and the equity portion of the award (in each case, subject to certain limitations as described in the Amended Long-Term Equity Plan).

Participants generally must be employed by the Company or one of its subsidiaries on the last day of the applicable performance period in order to receive payment of an award for such performance period. However:

•In the event of a change in control (as defined in the plan document), participants employed on the date of the change in control (or who die, become disabled or "retire" (as defined in the Amended Long-Term Equity Plan) during such performance period and prior to the change in control) will be entitled to receive a pro-rata award for the applicable performance period, in an amount equal to 100% of their long-term target award for the performance period, pro-rated to reflect the period of time the participants were employed during such performance period prior to the change in control.

•Participants who die, become disabled or retire during an award term will be eligible for an award for the performance period calculated based on actual company results, pro-rated to reflect the period of time the participants were employed during the performance period prior to their termination of employment.

•Awards for participants who are employed by the Company or one of its subsidiaries on the last day of the performance period but are not employed for the entire performance period will be prorated based on the number of days the participant was actually employed by the Company or one of its subsidiaries during such performance period.

•The Compensation Committee has discretion to provide for payment of an award to a participant who does not meet any of the foregoing conditions.

Awards are allocated by the Compensation Committee between a cash component and an equity component which is paid in shares of the Company's Class A Common. The number of Award Shares issued to a participant in any award is determined by taking the dollar value of the stock portion of the award and dividing it by the "formula price." The formula price is the lesser of:

•the average closing price of Class A Common on the NYSE at the end of each week during the year preceding the commencement of the award year (or such other previous calendar year determined by the Compensation Committee, subject to certain tax-based limitations); or

•the average closing price of Class A Common on the NYSE at the end of each week of the applicable performance period.

Award Shares are immediately vested when earned (as determined by the Compensation Committee). Participants have ownership rights in Award Shares, including the right to vote and receive dividends upon receipt of the Award Shares. However, the Award Shares are subject to certain transfer restrictions for a period of up to ten years from the last day of the performance period (or such other period determined by the Compensation Committee). The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) three years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but it is expected to rarely do so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, or in other extraordinary circumstances, as permitted under the terms of the plan (subject to the Compensation Committee’s discretion). The Current Plan provides that a participant may request an early release of restrictions after the third anniversary of the date the Award shares were issued. The Amended Long-Term Equity Plan provides that this request may be made after the second anniversary of the date the Award shares were issued. Shares issued under the Amended Long-Term Equity Plan may be shares of original issuance or treasury shares or a combination of the two.

Adjustments. The Compensation Committee will make or provide for such adjustment in (1) the total number of Award Shares that may be issued under the Amended Long-Term Equity Plan, (2) outstanding Award Shares, (3) the "formula price," and (4) other award terms, as the Compensation Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Extraordinary Events"). Further, in the event of any such Extraordinary Events or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding Award Shares under the Amended Long-Term Equity Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Code Section 409A and the applicable regulations thereunder.

Plan Term. No Award Shares will be issued or transferred under the Amended Long-Term Equity Plan on or after March 1, 2031, but, unless otherwise specified by the Compensation Committee, all Award Shares that were issued prior to the termination of the Amended Long-Term Equity Plan will generally continue to be subject to the terms of the Amended Long-Term Equity Plan following termination.

Tax Withholding. To the extent that the Company or a subsidiary is required to withhold federal, employment, state or local taxes or other amounts in connection with any award paid to a participant under the Amended Long-Term Equity Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such award that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld. If a participant’s benefit is to be received in the form of shares of Class A Common, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of Class A Common having a value equal to the amount required to be withheld.

Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Long-Term Equity Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Long-Term Equity Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. No income generally will be recognized upon the grant of a target award. Upon payment in respect of the earn-out of an award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Award Shares received (including any Award Shares withheld by the Company to satisfy tax withholding). To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m).

Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of Class A Common under the Amended Long-Term Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Long-Term Equity Plan by our stockholders.

Final 2020 Awards and Target 2021 Awards. The NEOs' final awards under the Current Plan for the 2020 performance period are shown in the Summary Compensation Table on page 26. Final awards under the Amended Long-Term Equity Plan for the 2021 performance period are not currently determinable. On February 22, 2021, the Compensation Committee adopted performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2021. The following chart shows the anticipated target awards for 2021:

New Plan Benefits - Amended Long-Term Equity Plan

Name and Position	Dollar Value
J.C. Butler, Jr. - President and CEO of NACCO; President and CEO of NACoal	$1,252,160	(1)
Carrol Dewing - Vice President - Operations of NACoal	$201,905	(1)
John Neumann - Vice President, General Counsel and Secretary of NACCO; Vice President, General Counsel and Secretary of NACoal	$173,200	(1)
Executive Group (14 persons)	$1,612,075	(1)
Non-Executive Director Group (11 persons)	$613,320	(1)
Non-Executive Employee Group (2,079 persons)	$--	(1)

(1) The Compensation Committee has only designated certain senior management employees of the Company and its subsidiaries as participants in the Amended Long-Term Equity Plan for 2021.

If the Amended Long-Term Equity Plan is not approved by Company stockholders, no payments will be made under the Amended Long-Term Equity Plan with respect to 2021 and thereafter.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE AMENDED LONG-TERM EQUITY PLAN.

PROPOSAL 3 - APPROVAL OF NACCO INDUSTRIES, INC.'S AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

We are asking our stockholders to approve NACCO Industries, Inc.'s Amended and Restated Non-Employee Directors' Equity Compensation Plan (the "Amended Directors' Plan") that was adopted by our Board on March 24, 2021. Prior versions of the plan document were previously approved by stockholders, most recently in 2019 (the "Current Directors' Plan"). If approved by stockholders, the Amended Directors' Plan will replace the Current Directors' Plan.

Our principal reason for adopting the Amended Directors' Plan is to increase the number of Class A Common shares available for issuance. The Amended Directors' Plan provides that 200,000 shares may be issued or transferred under the Amended Directors' Plan on or after May 19, 2021.

In approving the Amended Directors' Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes to the Current Directors' Plan:

•Increase in Shares Available for Awards: Effective May 19, 2021, the number of shares of Class A Common under the Amended Directors' Plan is 200,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 3" below.

•Extension of Plan Term: The Current Directors' Plan provides that no Mandatory or Voluntary Shares (as defined on page 45) may be issued under the Current Directors' Plan on or after May 9, 2029. The Amended Directors' Plan provides that no Mandatory or Voluntary Shares may be issued under the Amended Directors' Plan on or after May 19, 2031.

Why We Believe You Should Vote for Proposal 3. The Amended Directors' Plan authorizes our Board to provide quarterly retainers to our non-employee Directors that are payable partly in cash and partly in Class A Common shares for the purpose of helping to align the interests of our non-employee Directors with the stockholders of the Company.

We believe our future success depends in part on our ability to attract, motivate and retain high quality non-employee directors. The ability to provide equity-based awards under the Amended Directors' Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our non-employee Directors.

We also believe that equity compensation motivates non-employee Directors to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved share price performance. Our equity compensation also helps to retain our non-employee Directors and to promote a focus on sustained enhancement of stockholder value because our equity compensation awards are generally subject to lengthy transfer restrictions.

As of March 5, 2021, 33,821 Class A Common shares remained available for issuance under the Current Directors' Plan. If the Amended Directors' Plan is not approved, we may deem it necessary to increase significantly the cash component of our non-employee Director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes (1) aggregated information regarding the dilution associated with the Current Directors' Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Directors' Plan is approved and (2) our burn rate. Note that we also are seeking approval for shares under the Amended Long-Term Equity Plan as described in Proposal 2, and you may want to consider the information set forth in both Proposals to fully determine the consequences of both proposed share requests. This information is as of March 5, 2021. As of that date, there were approximately 5,490,982 shares of Class A Common outstanding.

Under the terms of the Current Directors' Plan, a maximum of 100,000 shares of Class A Common (subject to adjustment as described in the Current Directors' Plan) were available to be issued as Mandatory and Voluntary Shares, of which 66,179 shares of Class A Common had been issued (which represents approximately 1.21% of our outstanding Class A Common shares) and 33,821 shares of Class A Common remained available for issuance as of March 5, 2021. The 33,821 shares of Class A Common remaining available for issuance, a portion of which will be issued in April 2021 in connection with quarterly retainer payments, represented approximately 0.62% of our outstanding Class A Common shares. Upon approval of the Amended Directors' Plan requested hereby, the maximum number of shares available for future issuance on or after the effective date as Mandatory and Voluntary Shares under the Amended Directors' Plan will be an aggregate of 200,000 shares of Class A Common (subject to adjustments as described in the Amended Directors' Plan). With 33,821 shares of Class A Common remaining available under the Current Directors' Plan, so that the new share request of 166,179 shares represents 3.0% of our outstanding Class A Common shares. This percentage represents our view of the additional potential simple dilution of our stockholders that could occur if the Amended Directors' Plan is approved.

Based on the closing price on the NYSE for our Class A Common Shares on March 5, 2021 of $23.02 per share, the aggregate market value of the 200,000 shares of Class A Common that will be available for future issuance under the Amended Directors' Plan was $4,604,000.

In 2019 and 2020, we issued Mandatory and Voluntary Shares under the Current Directors' Plan covering 24,787 shares, and 36,568 shares, respectively. In 2018, we issued 26,156 Mandatory and Voluntary Shares under the prior Directors plan, which was substantially similar to the Current Directors' Plan. Based on our basic weighted average shares of Class A Common outstanding for those three years of 5,354,588, 5,405,159 and 5,457,228, respectively, for the three-year period 2018-2020, our average burn rate was 0.54% (our individual years' burn rates were 0.49% for 2018, 0.46% for 2019 and 0.67% for 2020).

In determining the number of shares to request for approval under the Amended Directors' Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and the facts that (1) we perform an in-depth analysis of our Board compensation package on a triennial basis (and interim reviews at other times) and (2) non-employee Directors have the option to receive their entire fees in the form of Voluntary Shares, which would substantially increase the number of shares required under the Amended Directors' Plan.

If the Amended Directors' Plan is approved, we intend to utilize the shares authorized under the Amended Directors' Plan to continue our practice of incentivizing Directors through equity grants. We currently anticipate that the shares that will be available under the Amended Directors' Plan will last between three to four years, based on our recent grant rates, director elections and the approximate current share price, but could last for a different period of time if actual practice does not match recent grant rates, our share price changes materially or individual Directors elect to receive a higher percentage of their compensation in Voluntary Shares. Our Board would retain discretion to determine the amounts of the retainers for our non-employee Directors, and future benefits that may be received by participants under the Amended Directors' Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

The following summary of the Amended Directors' Plan is qualified in its entirety by reference to the Amended Directors' Plan attached to this Proxy Statement as Appendix B.

Purpose. The purpose of the Amended Directors' Plan is to provide for the payment to the non-employee Directors of the Company a portion of their annual retainers in capital stock of the Company in order to help further align the interests of the Directors with the stockholders of the Company and thereby help promote the long-term interests of the Company.

Administration and Eligibility. The Amended Directors' Plan will be administered by the Board and the Compensation Committee, as applicable, as further described in the Amended Directors' Plan. The Board may alter or amend the Amended Directors' Plan or terminate it entirely. However, amendments to the Amended Directors' Plan will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements. Furthermore, no such action shall adversely affect a non-employee Director’s rights with regard to Mandatory or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued to, the Director, without the Director’s consent. All non-employee Directors of the Company are automatically included as participants in the Plan. As of March 5, 2021, 2,079 individuals are in the class of eligible participants for the Current Directors' Plan. The basis for participation in the Amended Directors' Plan is election or appointment as a Company non-employee Director.

Terms and Conditions. Under the Amended Directors' Plan, the Directors are required to receive a portion (as determined by the Board) of their annual retainer (in 2020, $100,000 out of $162,000) in shares of Class A Common (the "Mandatory Shares"). They may also elect to receive all or part of the remainder of the retainer and all other fees in the form of shares of Class A Common (the "Voluntary Shares"). The number of shares of Class A Common issued to a Director is determined by taking the dollar value of the amount to be received in Mandatory or Voluntary Shares and dividing it by the average closing price of Class A Common on the NYSE at the end of each week during each calendar quarter. The amount of any fractional shares will be paid in cash. Further, shares paid under the Amended Directors' Plan are subject to pro-ration in the event that a non-employee Director begins or ceases service during the applicable calendar quarter. Shares issued under the Amended Directors' Plan may be shares of original issuance, treasury shares, or a combination of the two.

Mandatory and Voluntary Shares are fully vested on the date of payment, and the Director is entitled to ownership rights in such shares, including the right to vote and receive dividends. However, the Directors are generally required to hold the Mandatory Shares for a period of ten years from the last day of the calendar quarter for which the Mandatory Shares were earned and, during that ten-year holding period, the Mandatory Shares cannot be assigned, pledged or otherwise transferred except (i) by will or by the laws of descent and distribution, (ii) in the event of divorce, subject to certain limitations as described in the Amended Directors' Plan, or (iii) to a trust or partnership for the benefit of the Director or his spouse, children or grandchildren (in which case the transfer restrictions remain in effect). The transfer restrictions lapse earlier on the first to occur of (i) death or permanent disability; (ii) five years from the date of the Director's retirement from the Board; (iii) the date that a Director has both retired from the Board and reached age 70; or (iv) at such other time as determined by the Board in its sole discretion. Voluntary Shares are not subject to such restrictions.

Subject to adjustment as described in the Amended Directors' Plan, under no circumstances will any Director receive more than 20,000 shares of Class A Common under the Amended Directors' Plan in any calendar year.

Adjustments. The Compensation Committee will make or provide for such adjustments in the share price used to determine share payouts, in the kind of shares that may be issued or transferred under Amended Directors' Plan, in the number of shares of Class A Common issuable in the aggregate and to individual Directors under the Amended Directors' Plan, in the number of outstanding Mandatory Shares for each non-employee Director, and in the terms applicable to Mandatory Shares, as the Compensation Committee, in its sole discretion, exercised in good faith, determines is equitably required to reflect (1) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an "Extraordinary Event"). Moreover, in the event of any such Extraordinary Event, the Compensation Committee may provide in substitution for any or all outstanding Mandatory Shares such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Mandatory Shares so replaced.

Effective Date and Plan Term. The Amended Directors' Plan is effective May 19, 2021, subject to the approval of the Amended Directors' Plan by the stockholders of the Company as of such date. No Mandatory or Voluntary Shares may be issued or transferred under the Amended Directors' Plan on or after May 19, 2031. However, shares issued or transferred prior to the termination of the Amended Directors' Plan will generally continue to be subject to the terms of the Amended Directors' Plan following such termination.

Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Directors' Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Directors' Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. Generally, the recipient will be required to include as taxable ordinary income in the year of receipt of a retainer payment an amount equal to the amount of cash received and the fair market value of any Mandatory and Voluntary Shares received.

Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A Common under the Amended Directors' Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Directors' Plan by our stockholders.

Final 2020 Awards and Estimated 2021 Awards. Stock awards under the Current Directors' Plan for 2020 issued to the non-employee Directors of the Company are shown in the Director Compensation Table on page 37. Stock awards under the Amended Directors' Plan for 2021 and thereafter are not currently determinable but will be equal to the sum of the Mandatory Shares and Voluntary Shares for each Director. Since the amount of Voluntary Shares is dependent on the Directors' elections and not currently determinable, the following chart shows the anticipated cash value of the Mandatory Shares for the retainer of the non-employee Directors under the Amended Directors' Plan for 2021:

New Plan Benefits - Amended Directors' Plan

Name and Position	Dollar Value
J.C. Butler, Jr. - President and CEO of NACCO; President and CEO of NACoal	$—	(1)
Carrol Dewing - Vice President - Operations of NACoal	$—	(1)
John Neumann - Vice President, General Counsel and Secretary of NACCO; Vice President, General Counsel and Secretary of NACoal	$—	(1)
Executive Group (14 persons)	$—	(1)
Non-Executive Director Group (11 persons)	$1,255,000	(2)
Non-Executive Employee Group (2,079 persons)	$—	(1)

(1) Executive officers and non-executive employees of the Company or its subsidiaries are not eligible to participate in the Amended Directors' Plan.
(2) The only persons who are eligible to participate in the Amended Directors' Plan are the non-employee Directors of the Company. The dollar value shown above is equal to $105,000 of annual retainer of $162,000 payable in shares of Class A Common to each of the non-employee Directors for 2021, plus $150,000 of the annual retainer of $250,000 payable in shares of Class A Common to Mr. Alfred M. Rankin, Jr.

If the Amended Directors' Plan is not approved by Company stockholders, cash payments will be made with respect to all compensation earned for services rendered on or after May 19, 2021.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDED DIRECTORS' PLAN.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd Frank Act"), and Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote on the Company's Named Executive Officer compensation, commonly referred to as a "say-on-pay" vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
At our 2020 annual meeting, our executive compensation program received approval from approximately 99% of the stockholder votes cast. We believe that this result demonstrates our stockholders' endorsement of our Compensation Committee's executive compensation decisions and policies.
Why You Should Approve Our Named Executive Officer Compensation Program
The guiding principle of our compensation program for senior management employees, including NEOs, is maintaining a strong link among an employee's compensation, individual performance and the performance of the Company. The primary objectives of our compensation program are to:
•attract, retain and motivate talented management;
•reward management with competitive compensation for achievement of specific corporate and individual goals;
•make management long-term stakeholders in the Company;
•help ensure that management's interests are closely aligned with those of our stockholders; and
•maintain consistency in compensation.
We encourage stockholders to read the Executive Compensation Information section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies:

•are appropriate and effective in implementing our compensation philosophy and in achieving our goals;
•align with stockholder interests; and
•do not reward inappropriate risk taking.
    Stockholders should consider the following in determining whether to approve this proposal.
Our Compensation Program Is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. Incentive-based compensation plans are designed to provide rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the NEOs, with our long-term interests.
Our Compensation Program Has a Strong Pay-for-Performance Orientation
    Our compensation program continues to be designed to motivate our employees to deliver superior performance that balances annual results and long-term sustained performance. Our short-term and long-term incentive compensation for our employees is substantially performance based. As shown on the target total compensation table on page 15, over 72% of Mr. Butler's 2019 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target compensation was performance-based. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet the previously established performance targets for the year. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding short-term results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Our Compensation Program Has an Appropriate Long-Term Orientation
Our compensation program has a long-term focus. Our long-term incentive compensation plan enables senior management employees to accumulate capital through future managerial performance. The Compensation Committee believes this contributes to the future success of our business. Our long-term incentive compensation plan generally requires long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
With respect to awards issued under the Long-Term Equity Plan, any gain the executives realize in the long-run depends on what management does to drive the financial performance of the Company and increase our stock price. This is because the restricted shares of Class A Common that are awarded under the Long-Term Equity Plan generally may not be sold or transferred for up to 10 years from the last day of the applicable performance period. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the awards is enhanced as the value of the stock increases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. We believe that this encourages our executives to maintain a long-term focus on profitability, which is also in our stockholders' best interests.
Action Requested
Stockholders are asked to vote on the following advisory resolution:
"RESOLVED, THAT THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED UNDER THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION IN THE COMPANY'S 2021 PROXY STATEMENT, IS HEREBY APPROVED."

Stockholder Vote
The say-on-pay vote is advisory and is not binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. However, we and the Board value the views of our stockholders. The Board and the Compensation Committee expect to review the results of the vote and take them into consideration in addressing future compensation polices and decisions. After careful consideration, the Board has determined that holding an advisory say-on-pay vote every year is the most appropriate policy for the Company at this time. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs. The next say-on-pay vote is expected to be held at the 2022 annual meeting.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4 TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
EY has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The Audit Review Committee considered carefully EY's performance and its independence with respect to the services to be performed. The Audit Review Committee is responsible for the audit fee negotiations associated with the retention of EY. In connection with the mandated rotation of the lead audit partner, the Audit Review Committee and its Chairman will continue to be directly involved in the selection of the EY lead audit partner. The Audit Review Committee annually evaluates the performance of EY and determines whether to reengage the independent registered public accounting firm. EY has been the Company's auditor since May 2002. The Audit Review Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interests of the Company and its shareholders as there are several benefits to the Company of a long-tenured auditor:
•Through more than 15 years of experience with the Company, EY has gained a deep understanding of the Company and its businesses, the industries in which it operates, accounting policies and practices, internal controls over financial reporting and risks;
•Efficiencies have been gained in the audit process, resulting in an efficient fee structure; and
•Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management's focus on financial reporting and controls.
The appointment of EY as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 5 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

It is expected that representatives of EY will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote in favor of the appointment of EY, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of EY is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal year 2021 if it determines that such a change would be in the best interests of the Company and its stockholders.

PART IV - OTHER IMPORTANT INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, Directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we
believe that, during 2020, all filing requirements applicable for reporting persons were met, except as follows:

Mr. Frank Taplin filed a Form 4 reporting four late transactions due to inadvertent participation in a dividend reinvestment program. Messrs. Butler, Dale, Dewing, Haberer, Hart, Maxwell, Neumann and Sullivan and Mses. Helen Butler, Fry and Loveman each filed one late report, in each case reporting one transaction, due to an administrative error, reporting an award issued under the Long-Term Equity Plan after the Form 4 filing deadline.

Equity Compensation Plan Information

    The following table sets forth the information as of December 31, 2020 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	368,874
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	368,874
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	0
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	0

Beneficial Ownership of Class A Common and Class B Common

Set forth in the following tables is the indicated information as of March 9, 2021 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our Directors, NEOs and all of our executive officers and Directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Abigail II LLC (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	—		—	(1)	349,100	(1)	6.27%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, Texas 78746	Class A	443,522	(2)	—		443,522	(2)	7.96%
FMR LLC (3) 245 Summer Street Boston, Massachusetts 02210	Class A	614,008	(3)	—		614,008	(3)	11.02%
Rankin Associates II, L.P. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	—		—		338,295	(4)	6.07%
Renaissance Technologies, LLC (5) 800 Third Avenue New York, NY 10022	Class A	310,844	(5)	—	(5)	310,844	(5)	5.58%
J.C. Butler, Jr. (6)	Class A	189,519	(6)	406,389	(6)	595,908	(6)	10.70%
John S. Dalrymple, III (7)	Class A	8,877		—		8,877		**
John P. Jumper (7)	Class A	16,824		—		16,824		**
Dennis W. LaBarre (7)	Class A	27,525		—		27,525		**
Michael S. Miller (7)	Class A	10,893		—		10,893		**
Richard de J. Osborne (7)	Class A	25,497		—		25,497		**
Lori J. Robinson (7)	Class A	4,243		—		4,243		**
Alfred M. Rankin, Jr. (7)	Class A	311,270	(8)	380,833	(8)	692,103	(8)	12.42%
Matthew M. Rankin (7)	Class A	20,526	(9)	340,225	(9)	360,751	(9)	6.48%
Roger F. Rankin (7)	Class A	3,452	(10)	351,287	(10)	354,739	(10)	6.37%
Robert. S. Shapard (7)	Class A	1,322		—		1,322		**
Britton T. Taplin (7)	Class A	65,023	(11)	410,975	(11)	475,998	(11)	8.55%
Carroll L. Dewing	Class A	12,203		—		12,203		**
John D. Neumann	Class A	11,180		103		11,283		**
All executive officers and Directors as a group (25 persons)	Class A	758,894	(12)	874,927	(12)	1,633,821	(12)	29.33%
** Less than 1.0%.

(1)A Schedule 13D filed with the SEC with respect to Class A Common on November 11, 2020 reported that Abigail II LLC ("Abigail II"), which is made up of individuals and entities holding ownership interests in Abigail II, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 349,100 shares of Class A Common held by Abigail II. Although Abigail II holds the 349,100 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Beatrice B. Taplin, Britton T. Taplin and Frank F. Taplin, as Members, are deemed to share the power to vote and dispose of such shares of Class A Common.
(2)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2021 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 438,147 shares of Class A Common owned by the Dimensional Funds and the sole power to invest 443,522 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.
(3)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 8, 2021 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above. FMR LLC possesses the sole power to vote 63,197 shares of Class A Common owned by FMR LLC and the sole power to dispose of 614,008 shares of Class A Common owned by FMR LLC.
(4)A Schedule 13D/A filed with the SEC with respect to Class A Common on February 12, 2021 reported that Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates.
(5)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 11, 2021 reported that Renaissance Technologies, LLC may be deemed to beneficially own the shares of Class A Common reported above. Renaissance Technologies, LLC possesses the sole power to vote 305,944 shares of Class A Common owned by Renaissance Technologies, LLC and the sole power to dispose of 310,844 shares of Class A Common owned by Renaissance Technologies, LLC.
(6)As a result of J.C. Butler, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Butler may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Butler disclaims beneficial ownership of all 338,295 shares of Class A Common held by Associates. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. In addition, Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares.
(7)Pursuant to our Non-Employee Directors' Plan, each non-employee Director has the right to acquire additional shares of Class A Common within 60 days after March 9, 2021. The shares each non-employee Director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2021 by taking the amount of such Director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such Director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2021.
(8)As a result of Alfred M. Rankin, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Alfred Rankin may be deemed to beneficially own, and share the power to dispose of 338,295 shares of Class A Common held by Associates. Mr. Alfred Rankin disclaims beneficial ownership of 413,794 shares of Class A Common held by (a) members of Mr. Alfred Rankin's family, (b) trusts for the benefit of members of Mr. Alfred Rankin's family and (c) Associates to the extent in excess of his pecuniary interest in each entity.
(9)As a result of Matthew M. Rankin holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Matthew Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Matthew Rankin disclaims beneficial ownership of 329,613 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. Matthew Rankin may be deemed to share with his spouse voting and investment power over 722 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Matthew Rankin disclaims all interest in

1,208 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.
(10)As a result of Roger F. Rankin holding through his trust, of which he is a trustee, partnership interests in Associates, Mr. Roger Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Roger Rankin disclaims beneficial ownership of 333,309 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. Roger Rankin may be deemed to share with his spouse voting and investment power over 6,613 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Roger Rankin disclaims all interest in 6,379 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.
(11)Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC and Abigail II LLC voting and investment power over 56,120 shares and 349,100 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively. Mr. Taplin disclaims beneficial ownership of 37,413 shares and 192,005 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively, in excess of his pecuniary interest in each entity. Mr. Taplin disclaims all interest in 15,283 shares of Class A Common held in trust for the benefit of the estate of Theodore D. Taplin and for which he is the trustee and has the sole power to vote and dispose of the shares. Mr. Taplin has pledged 46,003 shares of Class A Common.
(12)The aggregate amount of Class A Common beneficially owned by all executive officers and Directors and the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Butler has disclaimed beneficial ownership in note (6) above; (ii) Mr. Alfred Rankin has disclaimed beneficial ownership in note (8) above; (iii) Mr. Matthew Rankin has disclaimed beneficial ownership in note (9) above; (iv) Mr. Roger Rankin has disclaimed beneficial ownership in note (10) above; and (v) Mr. Taplin has disclaimed beneficial ownership in note (11) above. As described in note (7) above, the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group as set forth in the table above does not include shares that the non-employee Directors have the right to acquire within 60 days after March 9, 2021 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		1,542,757	(1)	98.46%
Rankin Associates I, L.P. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		472,371	(2)	30.15%
Rankin Associates IV, L.P. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		400,000	(3)	25.53%
J.C. Butler, Jr. (4)	Class B	—		881,566	(4)	881,566	(4)	56.26%
John S. Dalrymple, III	Class B	—		—		—		—%
John P. Jumper	Class B	—		—		—		—%
Dennis W. LaBarre	Class B	—		—		—		—%
Michael S. Miller	Class B	—		—		—		—%
Richard de J. Osborne	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (5)	Class B	134,209		872,371	(5)	1,006,580	(5)	64.24%
Matthew M. Rankin	Class B	—		—		—		—%
Roger F. Rankin (6)	Class B	193,586		872,371	(6)	1,065,957	(6)	68.03%
Lori J. Robinson	Class B	—		—		—		—%
Robert S. Shapard	Class B	—		—		—		—%
Britton T. Taplin (7)	Class B	5,000	(7)	—		5,000	(7)	**
Carroll L. Dewing	Class B	—		—		—		—%
John D. Neumann	Class B	—		—		—		—%
All executive officers and Directors as a group (25 persons)	Class B	332,795	(8)	881,566	(8)	1,214,361	(8)	77.50%
** Less than 1.0%.
(1)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2021 ("the Stockholders' 13D") reported that, except for NACCO, including in its capacity as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a "group" as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.46% of the Class B Common outstanding on March 9, 2021 or 72.64% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.
(2)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2021 reported that Rankin Associates I, L.P. ("Rankin I") and the trusts holding limited partnership interests in Rankin I may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.
(3)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2021 reported that Rankin Associates IV, L.P. ("Rankin IV") and the trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.
(4)J.C. Butler, Jr.'s spouse is a member of Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 872,371 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all Class B Common shares held by Rankin I, Rankin IV and his spouse's personal trusts. The Stockholders' 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement.
(5)Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. Alfred Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. Alfred Rankin disclaims beneficial ownership of 870,346 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders' 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.
(6)Roger F. Rankin may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. Roger Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. Roger Rankin disclaims beneficial ownership of 867,538 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders' 13D reported that the Class B Common beneficially owned by Roger F. Rankin is subject to the stockholders' agreement.
(7)Britton T. Taplin disclaims beneficial ownership of 5,000 shares of Class B Common held in trust for the benefit of the estate of Theodore D. Taplin and for which he is the trustee and has the sole power to vote and dispose of the shares.
(8)The aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class B Common of which: Mr. Butler has disclaimed beneficial ownership in note (4) above; Mr. Alfred Rankin has disclaimed beneficial ownership in note (5) above; Mr. Roger Rankin has disclaimed beneficial ownership in note (6) above; and Mr. Britton Taplin has disclaimed beneficial ownership in note (7) above.
Britton T. Taplin is the nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., the President and Chief Executive Officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. Roger F. Rankin is the brother of Alfred M. Rankin, Jr. Matthew M. Rankin is the grandson of Clara Taplin Rankin and the nephew of Alfred M. Rankin, Jr. The combined beneficial ownership of such foregoing persons equals 1,464,614 shares, or 26.29%, of the Class A Common and 1,214,361 shares, or 77.50%, of the Class B Common outstanding on March 9, 2021. The combined beneficial ownership of all our Directors and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,633,821 shares, or 29.33%, of the Class A Common and 1,214,361 shares, or 77.50%, of the Class B Common outstanding on March 9, 2021. Such shares of Class A Common and Class B Common together represent 64.87% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

Submission of Stockholder Proposals

Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before December 1, 2021. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 31, 2021 but on or before January 30, 2022 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 31, 2021 and January 30, 2022. Notices should be submitted to the address set forth above.

Solicitation of Proxies

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our Directors, officers and employees by in-person meeting, telephone or other forms of communication. Such persons will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with, and reimbursement of reasonable out-of-pocket expenses will be paid to, brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons.

Other Matters

The Directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 31, 2021
It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, or call (440) 229-5151 or email ir@naccoind.com.

Appendix A

NACCO INDUSTRIES, INC.
AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
(effective March 1, 2021)

1.Purpose of the Plan
The purpose of this Amended and Restated Executive Long-Term Incentive Compensation Plan (this “Plan”) is to help further the long-term interests of NACCO Industries, Inc. (the “Company”) by enabling the Company and/or its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make contributions to such Employers. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.

2.Definitions
(a)“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines; provided that such determination shall be made not later than 90 days after the commencement of the applicable Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.
(b)“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof), the actual payout of which is determined pursuant to a formula based upon the achievement of Performance Objectives established by the Committee; provided that such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee; provided that such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.
(c)“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.
(d)“Change in Control” means the occurrence of an event described in Appendix 1 hereto.
(e)“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9(b) of this Plan.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “independent director” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3.
(h)“Disabled” means an approved application for disability benefits under an Employer’s long-term disability plan or under any applicable government program.
(i)“Guidelines” means the guidelines that are approved by the Committee for the administration of the awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan on matters other than the time and form of payment of the Awards, the Guidelines will control, so long as this Plan could have been amended to resolve such inconsistency without the need for further stockholder approval.
(j)“Participant” means any person who is classified as a salaried employee of the Employers on a U.S. payroll (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies an executive position in which his efforts may contribute to the interests of the Company and who is designated by the Committee as a Participant in the Plan for a particular Performance Period.

(k)“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.
(l)“Performance Objectives” shall mean the measurable performance objectives established pursuant to this Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the Performance Objectives themselves. Any Performance Objectives applicable to an Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria, or any other criteria established by the Committee: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals or yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.
(m)“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee and specified in the Guidelines. Any Performance Period(s) shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Award will be based and prior to completion of 25% of such Performance Period.
(n)“Retire” means a termination of employment at or after age 65 or age 60 with five years of service with one or more of the Employers.
(o)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
(p)“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Korn Ferry salary point system, or any successor salary point system adopted by the Committee.
(q)“Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the amount that would be paid to a Participant under this Plan if each Performance Objective is met exactly at target.

3.Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof or thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

4.Eligibility
Each Participant shall be eligible to participate in this Plan and receive Target Awards in accordance with Section 5; provided, that, except as otherwise determined by the Committee or as provided in Section 7 below, (a) a Participant must be employed by an Employer on the last day of the Performance Period (or die, terminate employment due to becoming Disabled or Retire during such Performance Period) in order to be eligible to receive payment of an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by an Employer during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to provide for payment of an Award to a Participant who does not meet the foregoing requirements.

5.Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize grants of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the payout of each Award, which formula is based upon the Company’s achievement of Performance Objectives as set forth in the Guidelines; provided that the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award. Calculations of Target Awards for a Performance Period shall initially be based on a Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards may be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change will be reflected in a pro-rata Target Award, (ii) employees hired into or promoted to a position eligible to become a Plan Participant during a Performance Period will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service during a Performance Period and (iii) the Committee may increase or decrease the amount of a Target Award at any time, in its sole and absolute discretion; provided, however, that no such decrease described in clause (iii) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period.
(b)Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of the payout of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of the payout of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of the payout of any Award above the amount determined in accordance with Section 5(b)(i); and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such decrease described in clause (1) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period. No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined and approved by the Committee.
(c)Each Award shall be 100% vested when and to the extent the Committee determines that it has been earned pursuant to Subsection (b) and shall be fully paid to the Participants no later than the last day of the Payment Period, partly in cash and partly in Award Shares. The whole number of Award Shares to be issued or transferred to a Participant shall be determined by dividing the equity portion of the Award payout by the Average Award Share Price (subject to adjustment as described in Subsection (b) above), with any fractional Award Shares resulting from such calculation payable in cash as provided under the Guidelines. The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan (including the fair market value of any Award Shares paid to the Participant) shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

6.Withholding Taxes/Offsets
(a)To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A

Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Class A Common Stock to be withheld and delivered pursuant to this Section 6(a) to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.
(b)If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion, that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

7.Change in Control
(a)The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.
(b)Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who died, terminated employment due to becoming Disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.
(c)Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be a date that is between two days prior to and 30 days after the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

8.Award Shares Terms and Restrictions
(a)Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.
(b)Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a “Transfer”) by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended if such provisions applied to the Plan, or a similar binding judicial order, (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock par value $1.00 per share (the “New Shares”) for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above. In no event will any Award Shares granted under this Plan be transferred for value.
(c)Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for periods of three, five or ten years from the last day of the Performance Period. The Committee shall determine the restriction period that shall apply to Award Shares based on a Participant’s Salary Points. The Committee (in its sole and absolute discretion) from time to time may determine any other shorter or longer restriction period. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes Disabled, (ii) three years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
(d)Extraordinary Release of Restrictions.
i.A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18-months or (iv) any other extraordinary reason which the Committee has previously approved in writing. The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) of such number of Award Shares as the Committee shall authorize.
ii.A Participant who is employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant. A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant.
(e)Legend. The Company shall cause an appropriate legend, to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

9.Amendment, Termination and Adjustments
(a)The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, adversely affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued or Transferred to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after March 1, 2031. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.
(b)The Committee shall make or provide for such adjustment (A) in the total number of Award Shares that may be issued or transferred under this Plan as specified in Section 10, (B) in outstanding Award Shares, (C) in the definition of Average Award Share Price, and (D) in other award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.

(c)Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 10 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, or (iii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

10.Award Shares Subject to Plan
Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred as Award Shares under this Plan on or after March 1, 2021 shall be 600,000.
Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 10.

11.Approval by Stockholders
This amended and restated Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2021, all grants of Target Awards made on or after March 1, 2021 for Performance Periods beginning on or after January 1, 2021 will be rescinded.

12.General Provisions
(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(d)Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.
(e)Non-transferability of Awards. Target Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.
(f)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code without the consent of any Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

13.Effective Date
Subject to Section 11, this Plan is effective March 1, 2021.

Appendix 1. Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after March 1, 2019 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii. a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii. the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2016, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 29, 2017, as amended from time to time, by and among the “Participating Stockholders,” NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

Appendix B

NACCO INDUSTRIES, INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN
(effective May 19, 2021)

1.Purpose of the Plan
The purpose of this Amended and Restated Non-Employee Directors’ Equity Compensation Plan (the “Plan”) is to provide for the payment to the non-employee Directors of NACCO Industries, Inc. (the “Company”) of a portion of their Directors’ Retainer in capital stock of the Company in order to help further align the interests of the Directors with the stockholders of the Company and thereby help promote the long-term interests of the Company.

2.Effective Date
This Plan is effective May 19, 2021 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company as of such date.

3.Definitions
(a)“Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.
(b)“Board” means the Board of Directors of the Company.
(c)“Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $1.00 per share and (ii) any security into which Class A Common Stock may be converted by reason of any transaction or event of the type referred to in Section 5(c) of this Plan.
(d)“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer this Plan in accordance with the provisions hereof, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “independent director” under the Rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3.
(e)“Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or any of its subsidiaries.
(f)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
(g)“Extraordinary Event” shall have the meaning set forth in Section 5.
(h)“Payment Deadline” means the date that is the fifteenth day of the third month after each Quarter Date.
(i)“Quarter Date” means the last day of the calendar quarter for which a Required Amount or Voluntary Amount is earned.
(j)“Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board) of a Director’s standard non-employee Director annual retainer (the “Retainer”) earned by such Director for his services as a Director for any calendar quarter that is payable in Shares as described in Section 4.1(a).
(k)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
(l)“Shares” means shares of Class A Common Stock that are issued or transferred to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan in respect of the Director’s Required Amount.
(m)“Transfer” shall have the meaning set forth in Section 4.2(a).
(n)“Voluntary Amount” shall have the meaning set forth in Section 4.2(b).
(o)“Voluntary Shares” means shares of Class A Common Stock that are issued or transferred to a Director in accordance with Section 4.1(c) in respect of the Director’s Voluntary Amount.

4.Shares and Voluntary Shares
4.1Required Amount and Voluntary Amount
(a)Required Amount. From time to time, the Board shall determine (i) the amount of the Retainer to be paid to each Director for each calendar quarter of a year, (ii) subject to Section 4.1(b), the portion of the Retainer that shall be paid in cash and (iii) the equity portion of the Retainer (expressed in dollars) that is required to be paid in Shares as described in Section 4.1(c) (the “Required Amount”), in each case subject to pro-ration in the event that the Director begins or ceases non-employee Director service during the applicable calendar quarter.
(b)Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the Retainer payable for such quarter in excess of the Required Amount, and any other cash to be earned by the Director for such quarter for services as a Director (collectively referred to as a “Voluntary Amount”), not paid to the Director in cash, but instead to have the Voluntary Amount applied to the issuance or transfer to the Director of Voluntary Shares as described in Section 4.1(c); provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter.
(c)Issuance of Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued or transferred to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.
(d)Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares or Voluntary Shares that the Director make arrangements satisfactory to the Committee for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Shares or the Voluntary Shares. To the extent permitted under applicable law, the Committee and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares or Voluntary Shares with respect to which withholding is not required.

4.2Restrictions on Shares.
(a)Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred (any such assignment, pledge, hypothecation or transfer being referred to herein as a “Transfer”) by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA if such provisions applied to the Plan or a similar binding judicial order (“QDRO”), or (iii) directly or indirectly to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren. Shares transferred to a person other than the Director pursuant to a QDRO shall not be subject to the restrictions described in this Section 4.2(a), but Shares transferred to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren, shall remain subject to the restrictions described in this Section 4.2(a) until such restrictions lapse pursuant to the following sentence. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of (A) ten years after the Quarter Date with respect to which such Shares were issued or transferred, (B) the date of the death or cessation of service due to permanent disability of the Director, (C) five years (or earlier with the approval of the Board) after the Director’s retirement from the Board, (D) the date that a Director is both retired from the Board and has reached 70 years of age or (E) at such other time as determined by the Board in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
(b)Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Shares including the right to vote and to receive dividends as and when declared by the Board and paid by the Company. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Voluntary Shares.
(c)Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a QDRO.
(d)Legend. The Company shall cause a legend, in substantially the following form, to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares:

THE[SE] SHARES [REPRESENTED BY THIS CERTIFICATE] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE NACCO INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER _______________, OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.

5.Amendment, Termination and Adjustments
(a) The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, materially adversely affect the rights in any Shares or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued or transferred to, such Director. Unless otherwise specified by the Committee, all Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse in accordance with Section 4.2(a). In any event, no Shares or Voluntary Shares may be issued or transferred under this Plan on or after May 19, 2031.
(b) Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company no such amendment or termination shall (i) materially increase the total number of shares of Class A Common Stock that may be issued or transferred under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)) or (ii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
(c) The Committee shall make or provide for such adjustments in the Average Share Price, in the kind of shares that may be issued or transferred hereunder, in the number of shares of Class A Common Stock specified in Section 6(a) or 6(b), in the number of outstanding Shares for each Director, and in the terms applicable to Shares under this Plan, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an “Extraordinary Event”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Shares so replaced. All securities received by a Director with respect to Shares in connection with any Extraordinary Event shall be deemed to be Shares for purposes of this Plan and shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued or transferred, unless the Committee, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.

6.Shares Subject to Plan
(a) Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred under this Plan on or after the Effective Date will not exceed in the aggregate 200,000. Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy any tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 6(a).
(b) Notwithstanding anything in this Section 6, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in this Plan, in no event will any Director receive in any calendar year beginning on or after January 1, 2021 more than 20,000 shares of Class A Common Stock, in the aggregate, under this Plan.

7.Approval By Stockholders
The NACCO Industries, Inc. Non-Employee Directors’ Equity Compensation Plan was originally approved by the stockholders of the Company on June 1, 1992 and this Plan was approved by the stockholders of the Company on the Effective Date.

8.General Provisions
(a)No Continuing Right as Director. Neither the adoption nor operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a Director of the Company or as a director of any subsidiary of the Company.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Cash If Shares Not Issued. All Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Shares and Voluntary Shares may not be issued or transferred to Directors hereunder in respect of Required Amounts or Voluntary Amounts.
(d)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(e)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

NACCO Industries, Inc.

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

01 - J.C. Butler, Jr.	02 - John S. Dalrymple, III	03 - John P. Jumper	04 - Dennis W. LaBarre
05 - Michael S. Miller	06 - Richard de J. Osborne	07 - Alfred M. Rankin, Jr.	08 - Matthew M. Rankin
09 - Roger F. Rankin	10 - Lori J. Robinson	11 - Robert S. Shapard	12 - Britton T. Taplin

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01	02	03	04	05	06	07	08	09	10	11	12
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	For	Against	Abstain
2. Proposal to approve NACCO Industries, Inc.'s Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐
3. Proposal to approve NACCO Industries, Inc.'s Amended and Restated Non-Employee Directors' Equity Compensation Plan.	☐	☐	☐
4. Proposal to approve, on an advisory basis, NACCO Industries, Inc.'s Named Executive Officer compensation.	☐	☐	☐
5. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered accounting firm of NACCO Industries, Inc. for 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

2021 Annual Meeting Admission Ticket

2021 Annual Meeting of
NACCO Industries, Inc. Stockholders

May 19, 2021, 11:00 a.m. Local Time
NACCO Industries, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The 2021 Proxy Statement and 2020 Annual Report are available, free of charge, at https://ir.nacco.com/home by clicking on the "2021 Annual Meeting Materials" link and then clicking on either the "2021 Proxy Statement" link or the "2020 Annual Report" link, as appropriate.

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Proxy — NACCO Industries, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2021

Richard de J. Osborne and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 19, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR items 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

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C Non-Voting Items

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